UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Six Flags Entertainment Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

SIX FLAGS ENTERTAINMENT CORPORATION

924 Avenue J East

Grand Prairie, Texas 75050

March [•], 2011

Dear Fellow Stockholder:

It is my pleasure to invite you to attend the Annual Meeting of Stockholders of Six Flags Entertainment Corporation, which will be held on Wednesday, May 4, 2011, at 3:00 p.m., E.D.T., at The Yale Club of New York City, 50 Vanderbilt Avenue, New York, New York 10017.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

We are pleased to be using the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders primarily over the Internet.  We believe that this process should expedite stockholders’ receipt of proxy materials, lower the associated costs, and conserve natural resources.

On March [•], 2011, we began mailing our stockholders a notice containing instructions on how to access our proxy materials and vote online.  The notice also includes instructions on how to request a printed copy of the materials.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting.  Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone, or by completing, signing and timely returning a proxy card.  If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

On behalf of the directors, officers and employees of Six Flags Entertainment Corporation, we would like to express our appreciation for your continued support.

Sincerely,

JIM REID-ANDERSON
Chairman of the Board, President and Chief Executive Officer

SIX FLAGS ENTERTAINMENT CORPORATION

924 Avenue J East

Grand Prairie, Texas 75050

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 4, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Six Flags Entertainment Corporation (the “Company”) will be held on Wednesday, May 4, 2011, at 3:00 p.m., E.D.T., at The Yale Club of New York City, 50 Vanderbilt Avenue, New York, New York 10017, for the following purposes, all as more fully described in the accompanying proxy statement (the “Proxy Statement”):

1.                                       To elect eight directors nominated by the Company’s Board of Directors and named in the Proxy Statement to serve for the ensuing year and until their respective successors are elected and qualified;

2.                                       To approve the Six Flags Entertainment Corporation Employee Stock Purchase Plan;

3.                                       To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock;

4.                                       To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011;

5.                                       To hold an advisory vote on executive compensation;

6.                                       To hold an advisory vote on the frequency of the advisory vote on executive compensation; and

7.                                       To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Only stockholders of record as of the close of business on March 15, 2011 are entitled to notice of and to vote at, the Annual Meeting and any adjournment or postponement thereof.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting.  Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone, or by completing, signing and timely returning a proxy card.  If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

We will mail a Notice of Internet Availability of Proxy Materials to stockholders of record at the close of business on March 15, 2011, other than those stockholders who previously requested electronic or paper delivery of communications from us.  The Notice contains instructions on how to access an electronic copy of our proxy materials, including this Proxy Statement and our Annual Report.  The Notice also contains instructions on how to request a paper copy of the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS,

WALTER S. HAWRYLAK
Secretary

Grand Prairie, Texas
March [•], 2011

i

SIX FLAGS ENTERTAINMENT CORPORATION

924 Avenue J East

Grand Prairie, Texas 75050

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 4, 2011

GENERAL INFORMATION

This Proxy Statement is being furnished to holders of common stock of Six Flags Entertainment Corporation (the “Company” or “we” or “us”) in connection with the solicitation of proxies by the Board of Directors for use in voting at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 4, 2011, at 3:00 p.m., E.D.T., at The Yale Club of New York City, 50 Vanderbilt Avenue, New York, New York 10017, and at any postponement or adjournment thereof.

Availability of Proxy Materials on Internet

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), the Company has elected to provide access to its proxy materials electronically via the Internet.  On or about March [•], 2011, the Company will mail the Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders of record as of the close of business on March 15, 2011, other than those stockholders who previously requested electronic or paper delivery of communications from us.  The Notice contains instructions on how to access an electronic copy of our proxy materials, including this Proxy Statement and our Annual Report for the year ended December 31, 2010.  The Notice also contains instructions on how to request a paper copy of the proxy materials.  In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe that this process will allow us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of printing and distributing our proxy materials.

Quorum

The presence of holders of record of a majority of the outstanding shares of common stock entitled to vote at the close of business on March 15, 2011 at the Annual Meeting, in person or by proxy, constitutes a quorum at the Annual Meeting.  Abstention votes and broker non-votes (as described below) will be counted as present or represented at the Annual Meeting for purposes of determining whether a quorum exists.

Required Vote

With respect to Proposal 1 (election of directors), stockholders may vote FOR all or some of the nominees or stockholders may vote WITHHOLD with respect to one or more of the nominees.  The eight nominees receiving the highest number of affirmative FOR votes will be elected.  A vote to WITHHOLD will have no legal effect.

With respect to Proposal 2 (approval of Employee Stock Purchase Plan), Proposal 4 (ratification of independent registered public accounting firm) and Proposal 5 (advisory vote on executive compensation), stockholders may vote FOR, AGAINST or ABSTAIN.  Approval of Proposals 2, 4, and 5 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting.

With respect to Proposal 3 (approval of amendment to the Restated Certificate of Incorporation), stockholders may vote FOR, AGAINST or ABSTAIN.  Approval of Proposal 3 requires the affirmative vote of a majority of the total outstanding shares of common stock as of the record date.

If you ABSTAIN from voting on Proposal 2 (approval of Employee Stock Purchase Plan), Proposal 3 (approval of amendment to the Restated Certificate of Incorporation), Proposal 4 (ratification of independent registered public accounting firm), or Proposal 5 (advisory vote on executive compensation), the abstention will have the same effect as an AGAINST vote.

With respect to Proposal 6 (advisory vote on frequency of advisory vote on executive compensation), stockholders may vote FOR Every Year, FOR Every Two Years, FOR Every Three Years, or ABSTAIN.  A vote to ABSTAIN will have no legal effect.

All properly executed proxies delivered pursuant to this solicitation and not revoked in a timely manner will be voted in accordance with the directions given and, in connection with any other business that may properly come before the Annual Meeting, in the discretion of the persons named in the proxy.

Effect of Broker Non-Votes

A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares.

Brokers have discretionary authority to vote on Proposal 4 (ratification of independent registered public accounting firm), and therefore no broker non-votes are expected in connection with Proposal 4.

Brokers do not have discretionary authority to vote on Proposal 1 (election of directors), Proposal 2 (approval of Employee Stock Purchase Plan), Proposal 3 (approval of amendment to the Restated Certificate of Incorporation), Proposal 5 (advisory vote on executive compensation), or Proposal 6 (advisory vote on frequency of advisory vote on executive compensation), and therefore there may be broker non-votes on Proposals 1, 2, 3, 5 and 6.  Broker non-votes will not affect the outcome of the vote on Proposals 1, 2, 3, 5 and 6 and will not be counted in determining the number of shares necessary for approval of such proposals.  Because Proposal 3 (approval of amendment to the Restated Certificate of Incorporation) requires approval by a percentage of all shares outstanding, broker non-votes will have the effect of a vote against such proposal.

In order to minimize the number of broker non-votes, the Company encourages you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided to you by your broker, bank or other nominee.

Revocation of Proxies

Your proxy may be revoked at any time prior to the Annual Meeting.  If you provide more than one proxy, the proxy having the latest date will revoke any earlier proxy.  If you attend the Annual Meeting in person, you will be given the opportunity to revoke your proxy and vote in person.  If you are a stockholder of record or hold shares through a broker or bank and are voting by Internet or telephone, your vote must be received by 11:59 p.m. E.D.T. on May 3, 2011 to be counted.

Record Date

Only stockholders of record as of the close of business on March 15, 2011 are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof.  As of March 15, 2011, the Company had issued and outstanding [•] shares of common stock, the Company’s only class of outstanding securities entitled to vote at the Annual Meeting.  Each stockholder of the Company will be entitled to one vote for each share of common stock registered in its name on March 15, 2011.

Proxy Voting Methods

If at the close of business on March 15, 2011, you were a stockholder of record or held shares through a broker or bank, you may vote your shares by proxy on the Internet, by telephone or by mail.  You may also vote in person at the Annual Meeting.  For shares held through a broker or nominee, you may vote by submitting voting instructions to your broker or nominee.  To reduce the Company’s administrative and postage costs, we suggest that you vote on the Internet or by phone, both of which are available 24 hours a day.  You may revoke your proxies at the times and in the manners described above.

If you are a stockholder of record or hold shares through a broker or bank and are voting by Internet or telephone, your vote must be received by 11:59 p.m. E.D.T. on May 3, 2011 to be counted.

BY INTERNET

•                  If your shares are registered in your name:  Go to www.envisionreports.com/SFEC and follow the instructions, 24 hours a day, seven days a week.  You will need the 15-digit control number included on your Notice or proxy card when you access the web page.

•                  If your shares are held in a stock brokerage account or by a bank or other nominee:  Vote your shares over the Internet by following the voting instructions that you receive from your broker, bank or other nominee.

BY TELEPHONE

•                  If your shares are registered in your name:  Call toll-free (800) 652-8683 and follow the recorded instructions, 24 hours a day, seven days a week.  You will need the 15-digit control number included on your Notice or proxy card when you call.

•                  If your shares are held in a stock brokerage account or by a bank or other nominee:  Vote your shares over the telephone by following the voting instructions that you receive from your broker, bank or other nominee.

BY MAIL

•                  Request a proxy card by following the instructions on your Notice.

•                  When you receive the proxy card, mark your selections on the proxy card.

•                  Date and sign your name exactly as it appears on your proxy card.

•                  Mail the proxy card in the postage-paid envelope that will be provided to you.

The granting of proxies electronically is allowed by Section 212(c)(2) of the Delaware General Corporation Law.  Whether or not you attend the Annual Meeting, your vote is important. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and timely returning a proxy card.  You may also vote in person at the Annual Meeting.

Householding

We have adopted a procedure called “householding,” which the SEC has approved.  Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials and Annual Report to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders.  This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials and the Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents.  To receive a separate copy of the Notice and, if applicable, these proxy materials or the Annual Report, stockholders may write or email us at the following address and email address:

Six Flags Entertainment Corporation

924 Avenue J East

Grand Prairie, Texas 75050

Attention:  Investor Relations

nkrejsa@sftp.com

Stockholders who hold shares in street name through a broker, bank or other nominee may contact their broker, bank or other similar organization to request information about householding.

Solicitation of Proxies

All costs in connection with the solicitation of the enclosed proxy will be borne by the Company.  Our directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise.

CORPORATE GOVERNANCE

The Board of Directors

The Company’s business, property and affairs are managed under the direction of the Board of Directors of the Company (the “Board”).  The Board is elected by stockholders to oversee management and to assure that the long-term interests of stockholders are being served.  The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company.  It is not, however, involved in the operating details on a day-to-day basis.  The Board is advised of the Company’s business through discussions with the Chief Executive Officer and other officers of the Company, by reviewing reports, analyses and materials provided to them and by participating in Board meetings and meetings of the committees of the Board.

The Board has four regularly scheduled meetings during the year to review significant developments affecting the Company and to act on matters requiring Board approval.  It also holds special meetings when an important matter requires Board action between regularly scheduled meetings.  Directors are expected to attend all scheduled Board and committee meetings as well as the annual meetings of stockholders.  During the year ended December 31, 2010, the Board held 16 meetings.  Each of the directors of the Company attended at least 75% of the aggregate of the meetings of the Board and of the meetings of committees of the Board on which such director served.  The Company did not hold an annual meeting of stockholders in 2010 and expects that each director nominee will attend the Annual Meeting.

The Board only has one class of directors.  As a result, all directors are elected each year by the Company’s stockholders at the annual meeting.  Each current director, except Messrs. Reid-Anderson and Roedel, was appointed and confirmed by the United States Bankruptcy Court for the District of Delaware in connection with the Company’s emergence from bankruptcy in April 2010.  In November 2010, Mr. Reid-Anderson recommended the election of Mr. Roedel to the Board because of Mr. Roedel’s high level of integrity and audit committee and public company board experience.  Directors may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors.

The Board currently has nine directors and eight directors of the Company are being nominated by the Board at the Annual Meeting.  See “Proposal 1: Election of Directors.”

Stockholders and other interested parties may contact Jon L. Luther, the Lead Independent Director, and the other non-management directors by writing to the Lead Independent Director c/o Six Flags Entertainment Corporation, 924 Avenue J East, Grand Prairie, Texas 75050.

Independence

The Board has affirmatively determined that eight of the nine current directors, including all members of its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, are “independent” within the meaning of the Company’s director independence standard as set forth in the Company’s Corporate Governance Principles.  These standards reflect the independence standards adopted by the New York Stock Exchange (“NYSE”).  The independent directors are John W. Baker, Kurt M. Cellar, Charles A. Koppelman, Jon L. Luther, Daniel C. Murphy, Usman Nabi, Stephen D. Owens and Richard W. Roedel.

None of the independent directors, their respective affiliates or members of their immediate family, directly or indirectly, receive any fee or payment from the Company or its affiliates other than the director compensation described below or have engaged in any transaction with the Company or its affiliates or have any relationship with the Company or its affiliates which, in the judgment of the Board, is inconsistent with a determination that the director is independent.  There is no family relationship among any of the directors or executive officers of the Company.

Corporate Governance Documents

The Company’s Corporate Governance Principles, Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Management and the charters of the Board committees provide the framework for the governance of the Company.

Corporate Governance Principles

The Corporate Governance Principles cover, among other things, the functions of the Board, the qualifications of directors, director independence, the selection process for new directors, Board committees, compensation of the Board and the succession plan for the chief executive officer and other senior executives.

Code of Business Conduct and Ethics

The Company has adopted and maintains a Code of Business Conduct and Ethics that covers all directors, officers and employees of the Company and its subsidiaries.  The Code of Business Conduct and Ethics requires, among other things, that the directors, officers and employees exhibit and promote the highest standards of honest and ethical conduct; avoid conflicts of interest; comply with laws, rules and regulations; and otherwise act in the Company’s best interest.

Code of Ethics for Senior Financial Officers

The Company has also adopted and maintains a separate Code of Ethics for Senior Financial Officers that imposes specific standards of conduct on persons with financial reporting responsibilities at the Company.  Each of the Company’s senior financial officers is required to annually certify in writing his or her compliance during the prior year with the Code of Ethics for Senior Financial Officers.

The Company intends to post amendments to or waivers from the Company’s Corporate Governance Principles, Code of Business Conduct and Ethics and the Company’s Code of Ethics for Senior Financial Officers on the Company’s website at www.sixflags.com/investors.  No such amendment or waiver has been made or granted prior to the date of this Proxy Statement.

Availability of Corporate Governance Documents

The Company’s Corporate Governance Principles, Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Management and charters of the committees of the Board are available on the Company’s website at www.sixflags.com/investors.  A printed copy of each of these documents is available, without charge, by sending a written request to: Six Flags Entertainment Corporation, 924 Avenue J East, Grand Prairie, Texas 75050, Attention: Investor Relations.

Board Committees

The Board has designated an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee.  The membership of the committees as of March 1, 2011 and the function of each committee are described below.

Director	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee(1)		Executive Committee
John W. Baker					X	*
Kurt M. Cellar	X	*+			X
Charles A. Koppelman	X		X		X
Jon L. Luther			X	*
Daniel C. Murphy	X	(2)
Usman Nabi							X	*
Stephen D. Owens			X				X
James Reid-Anderson							X
Richard W. Roedel	X	+

*              Chairman

+              Audit Committee Financial Expert

(1)          Effective as of May 4, 2011, the Nominating and Corporate Governance Committee will consist of Messrs. Baker (Chair), Nabi and Owens.

(2)          As further described under “Proposal 1:  Election of Directors,” upon expiration of his term at the Annual Meeting, Mr. Murphy will no longer serve on the Board or the Audit Committee.

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process including review of the internal audit function, the financial reports and other financial information the Company provides to the public, the Company’s systems of internal accounting, financial and disclosure controls, the annual independent audit of the Company’s financial statements, the Company’s legal and regulatory compliance and the Company’s safety programs as established by management.  In discharging its duties, the Audit Committee, among other things, has the sole authority to appoint (subject to stockholder ratification), compensate (including fee pre-approvals), evaluate and replace the Company’s independent auditors and oversee their scope of work, independence and their engagement for any other services. The Audit

Committee meets independently with those persons performing the Company’s internal auditing function, as well as the Company’s independent auditors and senior management.

The Audit Committee held 8 meetings during 2010.  A copy of the Audit Committee charter is available to stockholders on the Company’s website at www.sixflags.com/investors.  All members of the Audit Committee are independent within the meaning of SEC regulations.  In addition, the Board has determined that Messrs. Cellar and Roedel are each qualified as an audit committee financial expert under SEC regulations and that all members of the Audit Committee have the accounting and related financial management expertise required by the NYSE.  The SEC has determined that the audit committee financial expert designation does not impose on the person with that designation, any duties, obligations or other liability that are greater than the duties, obligations or liabilities imposed on such person as a member of the Audit Committee in the absence of such designation.  Members of the Audit Committee may not serve on the audit committee of more than four public companies, including the Company, except that in the event such member serves on more than three public company audit committees, the Board must determine that such simultaneous service would not impair the ability of such member to serve effectively on the Company’s Audit Committee.  Mr. Roedel serves on the audit committees of five other public companies in addition to serving on the Company’s Audit Committee.  The Board determined that such service did not impair Mr. Roedel’s ability to effectively serve on the Company’s Audit Committee.  None of the other members of the Audit Committee serve on the audit committee of more than three public companies.

Compensation Committee

The Compensation Committee, among other duties, (i) is responsible for establishing and reviewing the Company’s overall compensation philosophy; (ii) determines the appropriate compensation levels for the Company’s executive officers (which includes the review and approval of corporate goals and objectives used in determining executive officer compensation); (iii) reviews all incentive compensation and equity-based compensation plans, benefit plans and new executive compensation programs and oversees the administration of such plans; (iv) grants awards of shares or stock options pursuant to the Company’s equity-based plans; and (v) reviews employee salary levels.

The Compensation Committee may form and delegate any of its responsibilities to a subcommittee so long as such subcommittee is solely comprised of Compensation Committee members.  No such delegation was made in 2010.  In addition, the Compensation Committee has the direct responsibility for the appointment, termination, compensation and oversight of any compensation and benefit consultants retained by the Company in respect of executive compensation.  In connection with establishing compensation upon emergence from bankruptcy and the selection of a new Chief Executive Officer in August 2010, the Compensation Committee retained Roskin Consulting as compensation consultants to develop a compensation proposal.  The Compensation Committee has since retained Deloitte Consulting LLP to advise it in connection with ongoing compensation matters related to the Company.

The Compensation Committee met 6 times during 2010.  A copy of the written Compensation Committee charter is available to stockholders on the Company’s website at www.sixflags.com/investors.  The Board has determined that each member of the Compensation Committee is a “non-employee director” as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and meets the independence requirements of the NYSE and the “outside director” requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee serves, or has served, as an officer or employee of the Company.  In addition, no interlocking relationship exists between the Board or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for recommending qualified candidates to the Board for election as directors of the Company, including the slate of directors that the Board proposes for election by stockholders at the Annual Meeting.  The Nominating and Corporate Governance Committee also advises and makes recommendations to the Board on all matters concerning directorship practices, including compensation for non-employee directors, and recommendations concerning the functions and duties of the committees of the Board.  The Nominating and Corporate Governance Committee developed and recommended to the Board, the Company’s Corporate Governance Principles and reviews, on a regular basis, the overall corporate governance of the Company.

The Nominating and Corporate Governance Committee met 3 times during 2010.  A copy of the Nominating and Corporate Governance Committee’s written charter is available to stockholders on the Company’s website at www.sixflags.com/investors.  All members of the Nominating and Corporate Governance Committee are independent within the meaning of the NYSE requirements.

The Board has approved a change to the composition of the Nominating and Corporate Governance Committee.  Effective as of May 4, 2011, the Nominating and Corporate Governance Committee will consist of Messrs. Baker (Chair), Nabi and Owens.

Executive Committee

The Executive Committee serves primarily as a means for taking action requiring Board approval between regularly scheduled meetings of the Board.  The Executive Committee is authorized to act for the full Board on matters other than those specifically reserved by Delaware law to the Board.  The Executive Committee did not meet during 2010.

Communications with the Board of Directors

Stockholders who wish to communicate with the Board may do so by writing to a specific director, including the Lead Independent Director, or to the entire Board at the following address: Board of Directors—Stockholder Communications, c/o Six Flags Entertainment Corporation, 924 Avenue J East, Grand Prairie, Texas 75050, Attention: Secretary.  The Secretary will forward all such communications to the directors to whom they are addressed.

Meetings of Independent Directors

The Board schedules at least four meetings each year for the independent directors outside the presence of any member of management.  The independent directors may meet in executive session at such other times as determined by the Lead Independent Director.  At each executive session, the Lead Independent Director or, in his absence, one of the other independent directors will chair that executive session.

Board Leadership Structure and Role in Risk Oversight

Currently, Mr. Reid-Anderson serves as the Company’s Chief Executive Officer and as the Chairman of the Board.  The Board does not have a policy on whether or not the roles of the Chief Executive Officer and Chairman should be separate.  Instead, the Company’s By-Laws provide that the Board may designate a Chairman.  Accordingly, the Board reserves the right to vest the responsibilities of the Chief Executive Officer and Chairman in the same person or in two different individuals depending on what it believes is in the best interest of the Company.  The Board has determined that the most effective leadership structure for the Company is for Mr. Reid-Anderson to serve as both Chairman and Chief Executive Officer.  The Board believes that this combined role provides strong unified leadership for the Company, enhances communication between management and the Board and enables management to more efficiently execute the Company’s strategic initiatives and business plans.  Mr. Luther serves as the Company’s Lead Independent Director.  As the Lead Independent Director, Mr. Luther presides at meetings of the non-employee directors and serves as the presiding director in performing such other functions as the Board may direct, including advising on the selection of committee chairs and advising management on the agenda for Board meetings.  The Board believes that there is no single Board leadership structure that would be most effective in all circumstances and therefore retains the authority to modify this structure to best address the Company’s and the Board’s then current circumstances as and when appropriate.

The Company’s management is responsible for identifying, assessing and managing the material risks facing the business. The Board and, in particular, the Audit Committee are responsible for overseeing the Company’s processes for assessing and managing risk.  Each of the Chief Executive Officer, Chief Financial Officer, General Counsel and Director of Internal Audit, with input as appropriate from other management members, report and provide relevant information directly to either the Board and/or the Audit Committee on various types of identified material financial, reputational, legal, operational, environmental and business risks to which the Company is or may be subject, as well as mitigation strategies for certain salient risks.  In accordance with NYSE requirements and as set forth in its charter, the Audit Committee periodically reviews and discusses the Company’s business and financial risk management and risk assessment policies and procedures with senior management, the Company’s independent auditor and the Director of Internal Audit of the Company.  The Audit Committee reports its risk assessment function to the full Board and the Board reviews and discusses such risks at a regularly scheduled Board meeting.  The roles of the Board and the Audit Committee in the risk oversight process have not affected the Board leadership structure.

Nomination Process

Role of the Nominating and Corporate Governance Committee

The Board has adopted a set of Corporate Governance Principles which includes qualification criteria that the Nominating and Corporate Governance Committee uses to identify individuals it believes are qualified to become directors. In making recommendations of nominees pursuant to the Corporate Governance Principles, the Nominating and Corporate Governance Committee believes that candidates should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the stockholders.  The Nominating and Corporate Governance Committee also evaluates whether a candidate has an inquisitive and objective perspective, practical wisdom and mature judgment.  With respect to diversity, the Nominating and Corporate Governance Committee and the Board as a whole broadly construe diversity to mean not only diversity of race, gender and ethnicity, but also diversity of opinions, perspectives, and professional and personal experiences. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.  The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Board therefore considers diversity in identifying nominees for director, but does not have a separate policy directed toward diversity.  In assessing whether a candidate has the appropriate time to devote to Board service, the Nominating and Corporate Governance Committee will consider the number of boards of directors on which such candidate already serves.  Although candidates must be committed to serving on the Board for an extended period of time, the Board does not believe that directors should expect to be routinely renominated annually.

After identifying the qualified individuals and conducting interviews, as appropriate, the Nominating and Corporate Governance Committee will recommend the selected individuals to the Board. The Nominating and Corporate Governance Committee uses the same process to evaluate all candidates, whether they are recommended by the Company or by one of the Company’s stockholders.

The Nominating and Corporate Governance Committee may retain a director search firm to help identify qualified director candidates.

Candidates Proposed by Stockholders for Consideration by the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee has a policy to consider recommendations for director candidates submitted by stockholders.  A stockholder recommending an individual for consideration by the Nominating and Corporate Governance Committee must provide (i) evidence in accordance with Rule 14a-8 of compliance with the stockholder eligibility requirements, (ii) written consent of the candidate(s) for nomination as a director, (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director and (iv) all information regarding the candidate(s) and the stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board, including, without limitation, name, age, business address and principal occupation or employment during the past five years. Stockholders wishing to recommend director candidates for consideration by the Nominating and Corporate Governance Committee should send the required information to the Secretary or Lead Independent Director, c/o Six Flags Entertainment Corporation, 924 Avenue J East, Grand Prairie, Texas 75050. In order to be considered by the Nominating and Corporate Governance Committee, nominations for directors to be elected at the 2012 annual meeting must be received no later than February 3, 2012.

Stockholder Nominations

The Company’s Amended and Restated By-Laws permit a stockholder to nominate one or more persons for election as directors at an annual meeting if written notice of that stockholder’s intent to make the nomination has been given to the Secretary of the Company not less than 90 days nor earlier than 120 days before the first anniversary of the Company’s previous annual meeting.  In order to be considered timely for the 2012 annual meeting, notice of a stockholder’s intent to make a nomination at the 2012 annual meeting must be given to the Company no earlier than January 4, 2012 and no later than February 3, 2012.  If the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, then the written notice must be given not earlier than 120 days prior to such annual meeting and not later than the later of 90 days prior to such annual meeting or the tenth day following the Company’s first public announcement of such annual meeting date.  In the case of an election to be held at a special meeting of stockholders, notice must be given not earlier than 120 days prior to such special meeting and not later than the later of 90 days prior to such special meeting or the tenth day following the Company’s first public announcement of the date of the special meeting.  The notice must include all information relating to such nominee that is required to be disclosed in a proxy statement, including, without limitation, the name and address of the nominee, and the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.  The notice must also include, as to the stockholder submitting the nomination, (i) such person’s name and address; (ii) the class and number of shares of the Company’s capital stock that are owned beneficially and of record; (iii) a representation that the stockholder is entitled to vote at the meeting and intends to nominate the person; and (iv) a representation as to whether the stockholder intends, or is part of a group which intends, to deliver a proxy statement or otherwise solicit proxies from stockholders. The Company may require any proposed nominee to furnish other information as the Company may reasonably require determining the eligibility of the proposed nominee to serve as a director of the Company.

2010 NON-EMPLOYEE DIRECTOR COMPENSATION

Annual compensation for non-employee directors (other than Mr. Nabi) for 2010 was comprised of cash compensation and equity compensation, which consisted of restricted stock awards. Each of these components is described in more detail below. Employee directors do not receive any compensation in connection with their director service. Mr. Nabi previously advised the Board that he did not wish to receive any director fees. Mr. James Reid-Anderson is our only employee-director and his compensation as an employee is set forth in the 2010 Summary Compensation Table. The following table provides summary compensation information for each non-employee director for the year ending December 31, 2010:

	Fees Earned
	or Paid	Stock
Name	in Cash($)	Awards($)(1)	Total ($)
John W. Baker	57,500	114,410	171,910
Kurt M. Cellar	77,125	114,410	191,535
Charles A. Koppelman	80,625	114,410	195,035
Jon L. Luther	85,500	114,410	199,910
Daniel C. Murphy	62,000	114,410	176,410
Usman Nabi	—	—	—
Stephen D. Owens	74,250	114,410	188,660
Richard W. Roedel	—	50,018	50,018

(1)          The dollar value represents the aggregate grant date fair value of the awards granted to directors in 2010 computed in accordance with stock-based accounting rules (Financial Standards Accounting Board ASC Topic 718).  The assumptions used in  the calculation of these amounts  are discussed  in Note 3(v) to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

The following table sets forth the aggregate number of restricted stock awards outstanding as of December 31, 2010 for each non-employee director.  All of the restricted stock awards vest on May 11, 2011 except Mr. Roedel’s shares of restricted stock vest on December 21, 2011.  Each non-employee director had only one award outstanding as of December 31, 2010 and therefore, the grant date fair value of such award is reflected in the 2010 Director Compensation Table.  There are no outstanding stock option awards for any non-employee director.

Name	Total Restricted Stock Awards Outstanding (#)
John W. Baker	2,692
Kurt M. Cellar	2,692
Charles A. Koppelman	2,692
Jon L. Luther	2,692
Daniel C. Murphy	2,692
Usman Nabi	—
Stephen D. Owens	2,692
Richard W. Roedel	890

Description of Non-Employee Director Compensation

Pursuant to the Company’s Corporate Governance Principles, the Nominating and Corporate Governance Committee and the Compensation Committee, consulting with each other, are responsible for recommending to the Board compensation and benefits for non-employee directors.  In discharging this duty, the committees are guided by three goals: (i) compensation should fairly pay directors for work required in a company of our size and scope; (ii) compensation should align directors’ interests with the long-term interests of stockholders; and (iii) the structure of the compensation should be simple, transparent and easy for stockholders to understand.  At the end of each year, the Nominating and Corporate Governance Committee reviews non-employee director compensation and benefits.  The Board’s non-employee director compensation policies permit the Company to award additional fees to the chairs of the Board committees and to the Lead Independent Director.  In connection with the Company’s emergence from bankruptcy, the Board retained Roskin Consulting to advise on the appropriate level of compensation for non-employee directors based upon a review of The National Association of Corporate Directors’ Director Compensation Survey: 2009-2010, survey data and other materials provided by Frederic W. Cook & Co., Inc. and other relevant data. The Compensation Committee has since retained Deloitte Consulting LLP to provide advice in connection with ongoing compensation matters related to the Company including to reassess the compensation paid to non-employee directors from a corporate governance perspective.

Cash Compensation — Post-Bankruptcy

Beginning in the second quarter of 2010, the Company paid the following cash compensation to non-employee directors in quarterly payments at the beginning of each fiscal quarter.

•                        $50,000 annual fee for service as a director;

•                        $1,500 fee for each Board meeting attended that equaled or exceeded two hours in length;

•                        an additional $15,000 fee for serving as the Chairman of the Audit Committee and the Compensation Committee;

•                        an additional $10,000 fee for serving as the Chairman of the Nominating and Corporate Governance Committee;

•                        an additional $10,000 fee for serving as a member of the Audit Committee and the Compensation Committee;

•                        an additional $7,500 fee for serving as a member of the Nominating and Corporate Governance Committee;

•                        an additional $1,000 fee for each committee meeting attended except that members of the Executive Committee were entitled to receive $1,200 for each meeting of the Executive Committee attended but no meetings were held in 2010; and

•                        an additional $20,000 fee for serving as the Lead Independent Director.

In addition to the foregoing, the Chairman of the Search Committee, which was formed by the Board in connection with the Company’s search for a new Chief Executive Officer, received an additional $15,000, and each member serving on the Search Committee received an additional $5,000.  The Search Committee consisted of Messrs. Owens (Chair), Cellar and Luther.

Based on the recommendation of Deloitte Consulting LLP, beginning in 2011, the Board determined to discontinue awarding meeting fees for attendance at Board or committee meetings.  Instead, the Board increased the annual fee for service as a director to $57,500, increased the fee for serving as the Chairman of the Audit Committee to $17,500 and increased the fee for serving as a member of the Audit Committee to $12,500.

Cash Compensation — Pre-Bankruptcy

Prior to our emergence from bankruptcy, the Company paid the following cash compensation to non-employee directors in four quarterly payments at the end of each fiscal quarter:  (i) $50,000 annual fee; (ii) an additional $10,000 fee for the Chairman of each Board committee, other than the Audit Committee; and (iii) an additional $20,000 fee for the Chairman of the Audit Committee and the Lead Independent Director.  The Company did not award meeting fees for attendance at Board or committee meetings.

Equity Compensation

In 2010, the Company awarded time-vested restricted stock awards to non-employee directors equal to $50,000 divided by the stock price on the date the Board had stipulated for the initial grants.  With respect to 2011 and thereafter, the Company will award time vested (12 month) restricted stock awards to non-employee directors equal to $57,500 divided by the stock price on the date of grant.

The Company did not award any equity compensation in 2010 to non-employee directors prior to our emergence from bankruptcy.

PROPOSAL 1:  ELECTION OF DIRECTORS

At the Annual Meeting, eight directors are nominated for election to the Board to serve for the next year and until their respective successors are elected and qualified.  The Board has determined not to nominate Mr. Murphy to the Board for re-election, and Mr. Murphy will retire as a Director upon expiration of his term at the Annual Meeting.  Since fewer nominees are named in this Proxy Statement than the number fixed by our By-laws, one vacancy remains on the Board, which the Board will seek to fill with an individual that the Board believes is best qualified to become a director in accordance with the Company’s nomination process.  Each nominee has consented to be named as a nominee and to serve if elected.  Should any of the nominees become unable to serve as a director (which the Board does not expect), the Board may designate a substitute nominee.  In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.  Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

Daniel C. Murphy, 36, has served as a Director of the Company since May 2010.  From February 2008 through February 2011, Mr. Murphy served in various roles at Pentwater Capital Management, LP including most recently as a Portfolio Manager and Head of the Credit Group.  Previously, Mr. Murphy was an analyst for Anchorage Advisors, LLC.  Prior to that, Mr. Murphy was a Director of Credit Portfolio Management for Canadian Imperial Bank of Commerce and an Associate in Leverage Finance for CIBC World Markets Corp.  Mr. Murphy’s business education and experience including in evaluating complex companies and transactions qualified him to serve on the Board.  Given Mr. Murphy’s departure from Pentwater Capital and after discussions between Mr. Murphy and the Board, Mr. Murphy was not re-nominated for election as a Director.  The Board and management thank Mr. Murphy for his strong leadership and significant contribution to the Board and the Company.

Information Concerning Nominees

Name	Age As of March 1, 2011	Position(s) With The Company
John W. Baker	47	Director
Kurt M. Cellar	41	Director
Charles A. Koppelman	70	Director
Jon L. Luther	67	Director
Usman Nabi	36	Director
Stephen D. Owens	40	Director
James Reid-Anderson	51	Chairman of the Board, President and CEO
Richard W. Roedel	61	Director

John W. Baker has served as a Director of the Company since May 2010.  Since February 2009, Mr. Baker has served as Senior Vice President, Enterprise Effectiveness at Caesars Entertainment Corporation, which owns and operates over 50 casinos, hotels, and seven golf courses under several brands.  In this capacity, he oversees the company’s Strategic Sourcing, Continuous Improvement, Corporate Real Estate and Program Management Office activities.  Mr. Baker joined Caesars Entertainment Corporation (then Harrah’s Entertainment Inc.) in 2005 as the Executive Associate to the Chairman, President and CEO.  Prior to that, he was President and COO of HomeGain, Inc., a national online real estate services company, and was Senior Vice President and General Manager at Wells Fargo.  He also held various positions with Booz, Allen & Hamilton over a ten year period.  Mr. Baker’s experience in general operations management and cost reduction and restructuring from his current and prior positions and his entertainment related experience make him highly qualified to serve as a director.

Kurt M. Cellar has served as a Director of the Company since May 2010.  Since January 2008, Mr. Cellar has been a consultant to companies in a variety of industries as well as a private investor. From 1999 to 2008, Mr. Cellar worked for the hedge fund Bay Harbour Management, L.C.  He was partner and portfolio manager from 2003 until his departure.  Prior to Bay Harbour, Mr. Cellar was with the private equity firm Remy Investors. Before that, he was a strategy consultant at LEK/Alcar.  He is currently a director of Aventine Renewable Energy, Home Buyers Warranty, Hawaiian Telecom, Inc., U.S. Concrete Inc. and Vertis Communications.  Within the last five years, Mr. Cellar was also a member of the Board of Directors of The Penn Traffic Company, where he was a member of the Compensation Committee, and RCN Corporation, where he was a member of the Compensation and Audit Committees.  Mr. Cellar is well qualified to serve on the Board based on his significant accounting and financial experience and his other public company board experience.

Charles A. Koppelman has served as a Director of the Company since May 2010.  Since 2005, Mr. Koppelman has served as Executive Chairman and Principal Executive Officer of Martha Stewart Living Omnimedia Inc. and he has served as a director of the company since 2004.  Mr. Koppelman currently serves as Chairman and Chief Executive Officer of CAK Entertainment Inc., a music and entertainment business.  From 1990 to 1994, he served first as Chairman and Chief Executive Officer of EMI Music Publishing and then from 1994 to 1997 as Chairman and Chief Executive Officer of EMI Records Group, North America.  Mr.

Koppelman is also a former director of Steve Madden Ltd., and served as Chairman of the Board of that company from 2000 to 2004.  Mr. Koppelman’s business acumen acquired from his extensive experience with media and entertainment companies together with his branding experience make him highly qualified to serve on the Board.

Jon L. Luther has served as a Director of the Company since May 2010.  Mr. Luther served as Chief Executive Officer of Dunkin’ Brands from January 2003 to January 2009 and Chairman from March 2006 to January 2009.  In January 2009, he assumed the role of Executive Chairman and, in 2010, became non-Executive Chairman.  Mr. Luther is on the Board of Directors of The Culinary Institute America and also serves as Treasurer and a member of its Executive Committee.  He is also currently serving as Vice Chairman for the International Franchise Association and as a member of its Executive Committee.  Mr. Luther brings to the Board executive leadership experience and vast business experience and expertise in the food and beverage segment as well as in brand marketing.

Usman Nabi has served as a Director of the Company since May 2010.  Mr. Nabi is a Senior Partner at H Partners Management, an investment management firm.  At H Partners, Mr. Nabi oversees all international investments across equities and debt.  Prior to joining H Partners in 2006, Mr. Nabi was at Perry Capital in New York, where he focused on investments in public telecommunications, media, and technology sectors.  Prior to Perry Capital, Mr. Nabi worked in the Buyout Group at the Carlyle Group in Washington, DC.  Prior to Carlyle, Mr. Nabi was in the Mergers & Acquisitions group at Lazard Freres in New York.  Mr. Nabi is a Board Director of Global Glimpse, a nonprofit organization committed to creating global leadership opportunities for America’s youth.  As a Senior Partner at H Partners Management, Mr. Nabi brings to the Board a keen business and financial sense and strong investment experience especially in the leisure sector.

Stephen D. Owens has served as a Director of the Company since May 2010.  Mr. Owens is co-founder and Managing Director of Staple Street Capital, a private equity firm.  Prior to founding Staple Street Capital, Mr. Owens was a Managing Director at The Carlyle Group in the firm’s U.S. Buyout team.  While at Carlyle, Mr. Owens co-founded the firm’s Global Consumer & Retail Group, was a senior member of the firm’s Global Communications & Media Group, and executed and oversaw investments in the business services and transportation sectors.  Previously, Mr. Owens was a principal investor and investment banker with Lehman Brothers in their New York and Hong Kong offices.  Mr. Owens’ service on the boards of other public companies and their committees, along with his business and finance experience including helping to create value in multi-location consumer-facing businesses, qualifies him to serve on the Board.

James Reid-Anderson has served as Chairman, President and Chief Executive Officer of the Company since August 2010.  Prior to joining the Company, Mr. Reid-Anderson was an adviser to Apollo Management L.P., a private equity investment firm, commencing January 2010, and from December 2008 to March 2010 was an adviser to the managing board of Siemens AG, a worldwide manufacturer and supplier of electronics and electrical engineering in the industrial, energy and healthcare sectors.  From May through November 2008, he was a member of Siemens AG’s managing board and Chief Executive Officer of Siemens’ Healthcare Sector, and from November 2007 through April 2008 he was the Chief Executive Officer of Siemens’ Healthcare Diagnostics unit.  Prior to the sale of the company to Siemens, Mr. Reid-Anderson served as Chairman, President and Chief Executive Officer of Dade Behring Inc., a company that manufactured testing equipment and supplies for the medical diagnostics industry, which he joined in August 1996.  Dade Behring emerged from a Chapter 11 reorganization in September 2002.  He previously held roles of increasing importance at PepsiCo, Grand Metropolitan (now Diageo) and Mobil.  He is a director of Stericycle, Inc., where he is a member of the Compensation Committee, and previously served as a director of Brightpoint Inc. from July through September 2010.  Mr. Reid-Anderson is also a fellow of the U.K. Association of Chartered Certified Accountants.  Mr. Reid-Anderson’s prior experience as Chairman, President and Chief Executive Officer of Dade Behring, a restructured public company, as well as his extensive operational, international and financial background, makes him especially qualified to serve as Chairman and lead the Company to operational and financial success.

Richard W. Roedel has been a Director of the Company since December 2010.  Mr. Roedel also serves as a director of Brightpoint, Inc., IHS, Inc., Sealy Corporation, Lorillard, Inc. and Luna Innovations Incorporated.  Mr. Roedel is chairman of the audit committee of Brightpoint, Sealy and Lorillard as well as a member of the audit committee of IHS and Luna.  Mr. Roedel also serves as the lead independent director of Lorillard and non-executive chairman of Luna.  He is also a director of the Association of Audit Committee Members, Inc., a not-for-profit organization dedicated to strengthening audit committees, and Broadview Network Holdings, Inc., a private company with publicly traded debt.  Mr. Roedel was a director and chairman of the audit committee of Dade Behring Holdings, Inc. from October 2002 until November 2007 when Dade was acquired by Siemens AG.  Dade Behring emerged from a Chapter 11 reorganization in September 2002.  Mr. Roedel served in various capacities at Take-Two Interactive Software, Inc. from November 2002 to June 2005, including chairman and chief executive officer.  From 1971 through 2000, he was employed by BDO Seidman LLP, becoming an audit partner in 1980, later being promoted in 1990 to managing partner in Chicago and then managing partner in New York in 1994, and finally, in 1999, to chairman and chief executive officer.  As a result of these and other professional experiences, Mr. Roedel has extensive experience in finance, accounting and operations and in public company board and committee practices, which make him well-qualified to serve on the Board.

Vote Required

A plurality of the votes cast is required to elect each director.  If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this Proposal 1.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES NAMED ABOVE.

AUDIT COMMITTEE REPORT

The members of the Audit Committee have been appointed by the Board. The Audit Committee is governed by a written charter that has been approved and adopted by the Board and which will be reviewed and reassessed annually by the Audit Committee.  The Audit Committee is comprised of four independent directors.

The Audit Committee assists the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process.  It does so by reviewing (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company’s systems of internal controls regarding finance, disclosure, accounting, and legal compliance and (iii) the Company’s auditing, accounting and financial reporting processes generally.

Management is responsible for the preparation and integrity of the Company’s consolidated financial statements.  The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.  The Audit Committee has independently met and held discussions with management and the independent registered public accounting firm.

The following is the report of the Audit Committee of the Company with respect to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2010.

To fulfill its responsibility, the Audit Committee has done the following:

•             The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal controls over financial reporting.

•             The Audit Committee has discussed with KPMG LLP, the Company’s independent auditors, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol.1, AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T regarding the auditors’ judgments about the quality of the Company’s accounting principles as applied in its financial reporting.

•             The Audit Committee has received written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements and management’s assessment of the Company’s internal controls over financial reporting for the fiscal year ended December 31, 2010 be included in the Company’s Annual Report on Form 10-K for such year for filing with the SEC.

THE AUDIT COMMITTEE

Kurt M. Cellar (Chair)
Charles A. Koppelman
Daniel C. Murphy
Richard W. Roedel

EXECUTIVE COMPENSATION

In this Proxy Statement, we refer to our Chief Executive Officer, Chief Financial Officer and the other executives named in this Proxy Statement as our “named executive officers.”  For periods prior to our emergence from bankruptcy, this includes Messrs. Shapiro, Speed, Quenzel and Koskovolis, and for the period since our emergence from bankruptcy this includes Messrs. Reid-

Anderson, Weber, Duffey, Hawrylak and Petit.  This section includes information regarding, among other things, the overall objectives of our compensation program and elements of compensation that we provide.

Compensation Discussion and Analysis—Pre-Emergence from Bankruptcy

Administration

During our Chapter 11 bankruptcy proceedings, the Board administered our executive compensation program and had responsibility to (i) review our executive compensation philosophy and strategy; (ii) set the base salary and incentive opportunities for our prior Chief Executive Officer and other named executive officers; (iii) establish incentive compensation performance objectives for our prior Chief Executive Officer and named executive officers; and (iv) determine whether performance objectives had been achieved and the incentive compensation earned.

Base Salaries

During our Chapter 11 bankruptcy proceedings, although the base salaries for our former Chief Executive Officer, Mr. Shapiro, and our named executive officers were initially established in each named executive officer’s respective employment agreement, they were reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities.  The prior Board made any increase in salary determinations on an individual basis, and generally considered the individual’s performance as the primary factor in such determinations.  The prior Board considered our prior Chief Executive Officer’s recommendations in making compensation decisions relating to key senior executives (other than our prior Chief Executive Officer).

Annual Incentive Awards / Emergence Bonuses

In connection with our emergence from bankruptcy, the named executive officers were provided with emergence bonuses in the following amounts.

Executive	Emergence Bonus ($)
Mark Shapiro	3,000,000
Jeffrey R. Speed	750,000
Louis S. Koskovolis	325,000
Mark Quenzel	250,000

Emergence bonuses were paid in a lump sum cash payment shortly after we emerged, except that $1,000,000 of Mr. Shapiro’s emergence bonus was only payable on the first anniversary of our emergence date (subject to his continued employment through such date) or, earlier, upon the termination of Mr. Shapiro’s employment without “cause,” for “good reason,” without “good reason” in connection with a “change in control,” or due to death or “disability” (as such terms are defined in his employment agreement).  In addition, Mr. Hawrylak received an emergence bonus of $30,000 for his contributions during the bankruptcy.

Long Term Incentive Awards

No awards were granted under any of the Company’s equity incentive plans in 2010 prior to our emergence from bankruptcy.  In addition, as a result of our emergence from Chapter 11 bankruptcy on April 30, 2010, all of the Company’s outstanding option, incentive and stock purchase plans were terminated and all unexercised incentives issued thereunder were cancelled with no consideration.

Perquisites and Other Benefits

Prior to our emergence from bankruptcy, we offered certain limited perquisites to the named executive officers, including a vehicle allowance to our prior Chief Financial Officer, term life insurance for our prior Chief Executive Officer with a death benefit equal to his base salary and a disability insurance policy that provides for full income replacement for the first 36 months of his disability, and reimbursement to our prior Chief Executive Officer for his commuting expenses to and from work.

Retirement Benefits

During our Chapter 11 bankruptcy proceedings, the Company’s 401(k) matching program, which had matched 100% of the first 3% and 50% of the next 2% of salary contributions made by employees, including the named executive officers (subject to tax law limits), was suspended.  No matching contributions were made by the Company with respect to 2010 prior to our emergence from bankruptcy.

The Company’s tax-qualified defined benefit pension plan known as the Six Flags, Inc. Pension Plan was “frozen” effective March 31, 2006, pursuant to which participants (excluding certain union employees whose benefits have subsequently been frozen) no longer continue to earn future pension benefits.  Except for Mr. Hawrylak, none of the named executive officers participates in the plan.

Compensation Discussion and Analysis—Post-Emergence from Bankruptcy

Overview

The Company’s new Board (other than Messrs. Reid-Anderson and Roedel) was appointed effective April 30, 2010, upon the Company’s emergence from Chapter 11 bankruptcy.  Upon its appointment, the new Board actively began evaluating the Company’s senior leadership team.  The Board believes that an experienced executive management team is critical to the long-term success of the Company and has focused on both retaining certain internal talent as well as hiring successful and highly-qualified external talent to rebuild our management team.  In particular, members of our senior executive team were selected for their proven experience and ability to lead the Company through operational and strategic challenges following emergence from Chapter 11 bankruptcy.

Executive Compensation Philosophy and Objectives

After the Company emerged from bankruptcy, the new Compensation Committee reviewed the compensation philosophy and objectives established by the Company’s former Board.  The Compensation Committee concluded that the existing philosophy and objectives remained important to deliver value to stockholders.  The Compensation Committee formed the following objectives for the Company’s executive compensation program:

•                  Establish fair, competitive aggregate compensation, to include salary, cash bonus and long-term incentives;

•                  Closely align the interests of management with the Company’s business objectives; and

•                  Deliver an appropriate mix of fixed and at-risk compensation that is directly related to stockholder value and our overall performance.

The Company’s direct compensation program therefore consists of:

•                  Base salary consistent with the executive’s role and contributions to the Company;

•                  Annual cash bonuses for all executives tied to the Company’s and the individual’s performance;

•                  A long-term incentive compensation program used to focus executive efforts on longer-term performance that will enhance the value delivered to stockholders, including awards of stock options, restricted stock units and shares of restricted stock; and

•                  Perquisites and retirement benefits.

Administration of the Executive Compensation Program

The Compensation Committee of the Board is responsible for administering the compensation program for executive officers and certain other members of senior management of the Company.  The Compensation Committee’s responsibilities include, but are not limited to, reviewing our executive compensation philosophy and strategy, participating in the performance evaluation process for our Chief Executive Officer, setting base salary and incentive opportunities for our Chief Executive Officer and other senior executives, establishing incentive compensation and performance goals and objectives for our executive officers and other eligible executives and management, and determining whether performance objectives have been achieved.  The Compensation Committee also recommends to the Board, employment or consulting agreements, and severance arrangements, and approves such agreements or benefits for the named executive officers.  The Board has determined that each member of the Compensation Committee meets the definition of independence under our corporate governance guidelines.  The members of the Compensation Committee are not current or former employees of the Company and are not eligible to participate in any of our executive compensation programs.

In 2010, the entire Board ratified the compensation for the current Chief Executive Officer and other current executive officers named in the 2010 Summary Compensation Table.

Management Participation

Our human resources department is responsible for the ongoing management of our executive compensation program.  The Senior Vice President, Administration and his staff serve as the primary management liaison to the Compensation Committee and propose compensation programs and policies to the Compensation Committee at the request of the Compensation Committee and the Chief Executive Officer.  The Compensation Committee meets at least annually with the Chief Executive Officer and any other corporate officers as the Compensation Committee deems appropriate while it is determining the performance criteria and compensation levels of key executive officers. Our Chief Executive Officer makes recommendations to the Compensation Committee regarding individual compensation, such as base salary changes and incentive compensation opportunities for executive officers other than himself, and also has the authority to make awards of a specified number of stock options to employees, in increments of up to 5,000 option per employee, without additional Compensation Committee approval.  In addition, the Chief Financial Officer and his staff evaluate the financial implications of executive compensation proposals and financial performance measures in incentive compensation arrangements.  The Compensation Committee regularly meets in executive session without management.

Compensation Consultants

The Company’s new Compensation Committee was appointed at the first meeting of the Board following our emergence from bankruptcy. The Compensation Committee promptly engaged Roskin Consulting to advise it in the design of the Company’s executive compensation program.  Pay Governance, LLC was also engaged to advise the Compensation Committee on the current market for executive compensation.  In November, 2010, the Compensation Committee engaged Deloitte Consulting LLP to provide advice to the Compensation Committee on an ongoing basis regarding executive compensation strategy and programs, including the compensation of the Chief Executive Officer, the design of its compensation program, the design and the compensation practices of competitors, and legislation or regulations impacting the Company’s executive compensation program.  Consistent with its role as independent consultants to the Compensation Committee, Deloitte Consulting LLP provides no other services to the Company.  Deloitte Consulting LLP may work directly with management on behalf of the Compensation Committee, but such work is under the control and supervision of the Compensation Committee.

In establishing the compensation arrangements for the Company’s current named executive officers, in July 2010, the Compensation Committee reviewed competitive compensation information provided by Pay Governance, LLC for similarly situated executives. The competitive assessment included an analysis of the following components of compensation: base salary, annual incentive award opportunities, total cash compensation (sum of base salary and annual incentive awards), long-term incentive award opportunities, and total direct compensation (sum of total cash and long-term incentive awards).  The market data was derived primarily from the Towers Watson’s 2009 General Industry Executive Compensation Data as well as competitive data regarding our closest competitor, Cedar Fair, L.P.  The Compensation Committee evaluated compensation information for general industry companies as well as the Company’s closest competitor because the Company competes for executive talent among a broad array of companies, both within and outside of the theme park industry.  In making compensation decisions regarding executive officers generally, the Compensation Committee considered the survey data, as well as business and industry conditions, the Company’s strategic business objectives, and the executive’s performance and experience.  The Compensation Committee believes that market compensation data should be used as a point of reference, not as the determining factor in the executive officers’ compensation.  Accordingly, because of the Company’s recent emergence from bankruptcy and the importance of having an experienced management team to ensure the Company’s growth in these circumstances, the Compensation Committee determined that obtaining exceptional talent was essential.  The compensation arrangements for the current named executive officers reflect the result of arm’s-length negotiations by the Company with the prospective candidates in connection with their hire or retention.

Elements of Compensation

The elements of compensation for our named executive officers include:

•                  Base salary

•                  Annual incentives

•                  Long-term incentives

•                  Perquisites and benefits

In setting total compensation, the Compensation Committee applies a consistent approach for all executive officers.  Although the Compensation Committee has a compensation approach, as described below, the Compensation Committee exercises appropriate business judgment in how it applies the approach to the facts and circumstances associated with each executive.

Base Salary

Salaries are used to provide a fixed amount of compensation for an executive’s work.  Although initially established in each named executive officer’s respective employment agreement, the salaries of named executive officers are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities.  The Compensation Committee strives to pay a base salary to attract and retain talented executive officers based on the individual’s responsibilities, performance and experience, as well as internal equity, and business and industry conditions.

In the months following our emergence from bankruptcy, we underwent significant changes in the composition of our senior management team, including the termination of our Chief Executive Officer, Chief Financial Officer and certain other senior executive officers.  Accordingly, each of the currently employed named executive officers entered into an employment agreement with the Company in 2010, and their base salaries and other compensation were set as a result of the related individual negotiations, and based on the philosophies and factors described herein. The following table shows the annual base salaries at the end of 2010 for the named executive officers:

Executive	Base Salary ($)
James Reid-Anderson	1,200,000
John M. Duffey	550,000
Alexander Weber, Jr.	800,000
Walter S. Hawrylak	300,000
Brett Petit	300,000

In connection with Mr. Weber’s transition from Interim Chief Executive Officer to Chief Operating Officer, the Board decided to maintain Mr. Weber’s salary at $800,000 in recognition of his outstanding efforts in guiding the Company through the transition period following emergence from bankruptcy.

On September 6, 2010, the base salary of Mr. Hawrylak was increased from $250,000 to $300,000. Effective as of January 10, 2011, the base salaries of Messrs. Hawrylak and Petit were increased from $300,000 to $330,000, in order to bring their salaries more in line with market compensation for their respective positions. No changes have been made to the base salaries of Messrs. Reid-Anderson or Duffey.

Annual Incentives

The Company’s annual cash incentive plan implemented after our emergence from bankruptcy closely links pay and performance by providing to approximately 170 management employees, including the named executive officers, a compensation opportunity based on the Company achieving key business plan goals. The following table shows the target bonus opportunities for the named executive officers:

Executive	Target Bonus ($)
James Reid-Anderson	120% of base salary
John M. Duffey	75% of base salary
Alexander Weber, Jr.	100% of base salary
Walter S. Hawrylak	50% of base salary
Brett Petit	50% of base salary

For our named executive officers in 2010, annual cash incentive opportunities were based on the achievement of an adjusted EBITDA target, with each executive earning a set target bonus amount upon the Company’s achievement of adjusted EBITDA for 2010 of $275 million.  Potential payout under Mr. Reid-Anderson’s cash incentive program ranged from zero to 200% of the target bonus award based on the performance results achieved.  Pursuant to Mr. Reid-Anderson’s employment agreement, the minimum and maximum bonus opportunities for any fiscal year are 50% of base salary and 240% of base salary, respectively.  Mr. Reid-Anderson’s employment agreement provides that his annual cash bonus for years after 2010 is based on achievement of Adjusted EBITDA (50% weight) and net cash flow (50% weight).  The maximum bonus is payable upon achievement of 115% of the performance criteria and the minimum bonus is payable upon achievement of 90% of the performance criteria.  Pursuant to Mr. Weber’s employment agreement, his minimum, target and maximum bonus opportunity is determined by the Board in good faith except that the minimum bonus opportunity for any fiscal year is 100% of base salary and the maximum bonus opportunity for any fiscal year is 150% of base salary.

With achievement of adjusted EBITDA of $295 million, Mr. Reid-Anderson earned approximately 148% of his target bonus.  The Compensation Committee decided to use the same 148% earned by Mr. Reid-Anderson as the percentage of target bonus award earned by the other executives based on achievement of adjusted EBITDA of $295 million.

In addition, the Compensation Committee decided to grant Mr. Reid-Anderson an award of $150,000 of common stock, on the same date cash bonuses were otherwise paid, in recognition of the Company’s tremendous overall results for 2010.  With respect to Messrs. Weber, Duffey, Hawrylak and Petit, the Compensation Committee determined an additional discretionary cash bonus was appropriate based on the following factors: (i) individual performance during the year, (ii) the performance of the specific business unit or function managed by each respective named executive officer, (iii) the performance of the Company compared to plan with the resulting $295 million of adjusted EBITDA, and (iv) the Company’s significantly stronger financial position at year end versus prior year.  Specifically, the Compensation Committee factored the following achievements for each executive: (i) Mr. Weber’s success in guiding the Company through the transition period following emergence from bankruptcy, (ii) Mr. Duffey’s contributions to the success of certain debt refinancing undertaken by the Company, (iii) Mr. Petit’s ticket pricing and yield success, and (iv) Mr. Hawrylak’s efforts in implementing the Company’s Employee Stock Purchase Plan and obtaining significant improvements to the Company’s insurance coverage. The additional discretionary cash bonuses were as follows:  Mr. Weber - $92,536, Mr. Duffey - $36,675, Mr. Hawrylak - $38,000, and Mr. Petit - $37,895.

In February 2011, the Compensation Committee approved the following bonus awards for the named executive officers, payable upon completion of the Company’s audit for 2010.  Bonus award amounts are pro-rated for those named executive officers who have been with the Company for less than a full year and the amounts are included in the 2010 Summary Compensation Table in this Proxy Statement.

Executive	Pro-Rated Target Bonus (at $275 million EBITDA)	148% of Pro-Rated Target Bonus (at $295 million EBITDA)	Bonus Amount Paid
James Reid-Anderson	$557,400	$824,952	$824,952
Alexander Weber, Jr.	$511,800	$757,464	$850,000
John Duffey	$130,625	$193,325	$230,000
Walter Hawrylak	$150,000	$222,000	$260,000
Brett Petit	$79,125	$117,105	$155,000

Long-Term Incentives

The Company’s long-term incentive awards are tied to the Company’s performance and the value of its common stock over several years.  These awards are intended to focus the named executive officers on total stockholder return and to reward the named executive officers’ contribution to the long-term growth and performance of the Company.  The Compensation Committee awards stock options or restricted stock units (or alternatively, restricted stock), or a combination thereof, based on its determination of the relative value of each form of award at the time of grant and the performance and responsibilities of each named executive officer.  These awards are granted under the Company’s Long-Term Incentive Plan.

•                  Stock Options. The stock options have a term of ten years and, in all instances, an exercise price of not less than the closing price of the Company’s common stock on the date the stock options are granted.  The Compensation Committee believes that stock options are appropriate because they are aligned with the long-term interests of stockholders, as the stock options have no value to the named executive officers unless the market value of the Company’s common stock increases after the grant date.  Existing stock options vest 25% on each of the first four anniversaries of the grant date.

•                  Restricted Stock/Restricted Stock Units.  The restricted stock units generally vest 25% on each of the first four anniversaries of the grant date.  The number of restricted stock units (or restricted shares) granted is based on the closing price of the Company’s common stock on the date of grant. Shares of restricted stock were awarded to Mr. Reid-Anderson upon the commencement of his employment with the Company which vest 50% on the grant date and 12.5% on each of the first four anniversaries of the grant date.  Recipients of awards of restricted stock units do not have voting rights on such shares before the awards vest but any dividends paid are credited to a book entry account and are distributed if and when such awards vest.  Mr. Reid-Anderson has rights to dividends (subject to the same vesting requirements as the underlying shares) on his shares of restricted stock and has the right to vote such shares. The Compensation Committee believes that restricted stock units (or restricted stock) are appropriate because they enhance the retention of the named executive officers and increase in value only if the Company’s stock price increases, which is consistent with stockholders’ interests.

For 2010, Messrs. Reid-Anderson’s and Duffey’s long-term incentive awards were granted at the commencement of their employment with the Company, pursuant to their respective employment agreements.  Messrs. Weber, Hawrylak and Petit each received grants in August and September of 2010 to conform to the Compensation Committee’s determination to grant equity awards (i) 20% in the form of restricted stock units and (ii) 80% in the form of stock options, in order to place an emphasis on the Company’s continued growth in adjusted EBITDA.  With respect to Mr. Weber, the September 2010 grant of an additional 64,286 stock options was in connection with his appointment as Chief Operating Officer.  With respect to Messrs. Hawrylak and Petit, the purpose of the September 2010 grant was also to increase their compensation to levels more representative of current market conditions for their respective positions.  The Compensation Committee will evaluate the advisability of any annual grant program and may, from time to time, based on individual circumstances, grant additional equity incentive awards to employees, including named executive officers, due to outstanding performance, in connection with a promotion or for other reasons. If adopted, the Compensation Committee believes that an annual grant program with grants occurring at or about the same time each year would minimize the risks associated with periodic unscheduled equity award grants.

•                  Project 350.  In order to improve its financial position relative to its competitors, the Company has established as a key business objective the achievement of annual adjusted EBITDA of $350 million (“Target EBITDA”).  In order to further incentivize the named executive officers to achieve this goal, the Compensation Committee has developed an equity incentive plan entitled Project 350, pursuant to which the named executive officers will be awarded a restricted stock unit award if the Company achieves the Target EBITDA in any consecutive 12-month period ending on or before December 31, 2011.  Pursuant to the Project 350 program, Target EBITDA is subject to adjustment as described below.  The number of restricted stock units that each named executive officer is eligible to receive if the Target EBITDA is achieved (the “Base Award”) is as follows:

Executive	Restricted Shares
James Reid-Anderson	364,191
Alexander Weber, Jr.	50,000
John Duffey	50,000
Walter Hawrylak	20,000
Brett Petit	20,000

Pursuant to the Project 350 program, Target EBITDA was reduced by actual adjusted EBITDA performance for 2010 in excess of $275 million.  Since the Company’s actual adjusted EBITDA in 2010 was $295 million, Target EBITDA was automatically reduced on a dollar-for-dollar basis from $350 million to $330 million.  In accordance with the Project 350 program, the executive’s Base Award is adjusted relative to the adjusted target EBITDA of $330 million as follows:

Company Adjusted EBITDA	Percentage of Base Award
Below $310 Million	0%
Equal to $310 Million	50%
Equal to $330 Million	100%
Above $330 Million	100% plus an additional amount to be determined by the Compensation Committee

If the Company’s actual adjusted EBITDA for 2011 is between $310 million and $330 million, the size of the Project 350 awards will be interpolated on a straight line basis.  Any Project 350 awards will be granted after completion of the Company’s audit for its 2011 fiscal year.

The Company’s Audit Committee will determine adjusted EBITDA after reviewing the Company’s audited financial statements for the applicable year.  As a general matter, adjusted EBITDA will exclude the impact of one-time or extraordinary events such as acquisitions and dispositions.

Project 350 awards will be unvested when granted upon completion of the Company’s 2011 audit and will vest upon the completion of the Company’s 2012 audit (if the executive is then employed with the Company) if the Company’s adjusted EBITDA for its 2012 fiscal year is at least 97.5% of the Company’s adjusted target EBITDA of $330 million for 2011 (the “2012 Target”).  If the 2012 Target is not achieved by the Company, 50% of the Project 350 award will be immediately forfeited by each executive.

In the event of certain terminations of a named executive officer’s employment by the Company after the grant of a Project 350 award, the executive will vest in the pro rata portion (based on the portion of the time vesting period the executive is employed by the Company), or for Mr. Reid- Anderson, 75% of the Project 350 award that would otherwise have vested upon completion of the Company’s 2012 audit.  If after the grant of a Project 350 award, certain terminations occur during the twelve-month period following certain changes in control (or in anticipation of such changes in control with respect to Mr. Reid-Anderson), the Project 350 award will 100% vest if the 2012 Target is achieved.  If the named executive officer’s employment is terminated due to death or disability after the grant of the Project 350 award, the Project 350 award will vest in full if the 2012 Target is achieved.  Mr. Reid- Anderson received certain additional protections with respect to his Project 350 award in connection with the negotiation of his employment agreement.  If Mr. Reid-Anderson’s employment is terminated without cause or he terminates his employment for good reason, after September 30, 2011 and before the grant of the Project 350 award (upon completion of the Company’s 2011 audit), Mr. Reid-Anderson will be deemed to have been granted an award of 75% of the number of restricted stock units he would have been granted on the grant date based on the Company’s reasonable good faith forecast at the time of such  termination of what the Company’s adjusted EBITDA for 2011 would be.  Pursuant to the normal terms of the Project 350 award, 50% of such grant would be subject to forfeiture if the 2012 Target is not achieved.  If Mr. Reid-Anderson’s termination of employment is due to death or disability, instead of the award of 75% of the number of restricted stock units referred to above, Mr. Reid-Anderson would be entitled to 100% of his Project 350 award subject to the same terms and conditions.

Perquisites and Benefits

The named executive officers receive the same health and welfare and other benefits provided to other Company employees.  We do not provide any supplemental executive retirement plans, non-qualified deferred compensation arrangements or country club memberships for any executive officer.  The Company provides limited perquisites to named executive officers.  The “All Other Compensation” column of the 2010 Summary Compensation Table sets forth these perquisites in accordance with the requirements of the SEC. The Compensation Committee intends to review the Company’s policies on executive officer perquisites on an annual basis.

The Company has a  contributory 401(k) Plan available to all regular employees of the Company that have completed one full year of service and are at least 21 years old.  During the Company’s bankruptcy proceedings, the prior Board suspended matching contributions by the Company.  Following our emergence from bankruptcy, in September, 2010, the Company reinstated its matching contributions, matching 50% of the first 6% of salary contributions made by employees, including the named executive officers (subject to tax law limits).  The accounts of all participating employees are fully vested upon completion of four years of service.

In December 2010, subject to stockholder approval, the Company established a tax-qualified employee stock purchase plan, which is made available to substantially all U.S. employees, which allows participants to acquire the Company’s common stock at a discount price.  The purpose of the plan is to encourage employees at all levels to purchase stock and become stockholders.  The plan allows participants to buy the Company’s common stock at a 10% discount to the market price.  Under applicable tax law, no plan participant generally may purchase more than $25,000 in market value (based on the market value of the Company’s common stock on the first trading day of each offering period) of the Company’s common stock in any calendar year.

Compensation Upon Termination of Employment

In addition to short- and long-term compensation, we have found it important to provide certain of our executive officers with competitive post-employment compensation.  Post-employment compensation consists primarily of two main types — severance pay and benefits continuation.  Under their respective employment agreements, the named executive officers are entitled to receive these benefits in the event of specified terminations of employment and as a consequence of a change in control.  Those benefits are intended to provide our executives with a measure of financial support if their employment is terminated in certain circumstances through no fault of their own.  The enhanced and accelerated benefits we offer in connection with a change in control are designed to support the following business objectives:

•                  Enhance the Company’s value in a consolidation transaction by helping retain and stabilize the management team during periods of uncertainty.

•                  Preserve the objectivity of our management team if they are negotiating and executing a consolidation transaction.

•                  Keep our management team focused on the Company’s business instead of their personal financial situation.

We believe that these benefits are important considerations for our executive officer compensation package, as they afford a measure of financial security in the event of certain terminations of their employment and also enable us to secure their cooperation following termination.  We elect to provide post-employment compensation to our executive officers on a case-by-case basis as the employment market, the qualifications of potential employees and our hiring needs dictate.  We do not provide an excise tax gross-up in the event of a termination due to a change in control. See “Potential Payments Upon Termination” for additional information on separation payments and benefits for our named executive officers.

Tax and Accounting Impact and Policy

The financial and income tax consequences to the Company of individual executive compensation elements are important considerations for the Compensation Committee when analyzing the overall design and mix of compensation.  The Compensation Committee seeks to balance an effective compensation package for our executive officers with an appropriate impact on reported earnings and other financial measures.

In making compensation decisions, the Compensation Committee considered that Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a federal income tax deduction for compensation in excess of $1 million per year to any covered executive.  Under Section 162(m), certain categories of compensation are excluded from the $1 million limit if required conditions are met.  The principal exclusion is for qualified performance-based compensation.  From time to time, in order to ensure competitive levels of compensation for our senior executives, the Compensation Committee approves compensation, including performance-based compensation, that is not deductible under Section 162(m).  For example, most of the restricted stock awards made to Mr. Reid-Anderson upon commencement of his employment are not deductible by the Company because of the Section 162(m) limitation.  Loss of the federal income tax deduction does not result in a current federal income tax liability, however, because the Company has a substantial federal income tax net operating loss.

Other Policies

The Compensation Committee does not employ any form of wealth tally; it believes that grants to executives should be made based on individual and Company performance factors and market compensation conditions at the time of grant, as described herein, and that it is in the interests of the Company’s stockholders that executives not be penalized for their past successes. The Compensation Committee will consider reviewing tally sheets for all or some of the named executive officers in 2011.

The Compensation Committee also does not have any “clawback” policy.  All performance-based grants are made following receipt of the Company’s annual audited financials.  Under Section 304 of Sarbanes-Oxley, if the Company is required to restate its financials due to material noncompliance with any financial reporting requirements as a result of misconduct, Mr. Reid-Anderson and Mr. Duffey must reimburse the Company for (i) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (ii) any profits realized from the sale of securities during those 12 months.

In addition, the Company does not set any stock purchase or ownership requirements for its executives; the Compensation Committee believes that the cash and equity incentive grants provided to the Company’s executive officers appropriately incentivizes them without any additional requirements. The Company believes that the significant amount of equity held by the named executive officers, both vested and unvested, aligns management’s interests with the interests of the Company’s stockholders.

Compensation Committee Report

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis above with the Company’s management and, based on such review and discussion, the Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Jon L. Luther (Chair)
Charles A. Koppelman
Stephen D. Owens

Compensation Policies and Risk Management Practices

The Compensation Committee has reviewed the Company’s policies and practices for all of the Company’s employees, including non-executive officers, and determined that the policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.  The Compensation Committee believes that the design of the Company’s annual cash and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure the Company’s performance is focused on long-term stockholder value creation and does not encourage the taking of short-term risks at the expense of long-term results.  All bonuses are capped and the Company has discretion to reduce bonus payments (or pay no bonus) based on individual performance and any other factors it may determine to be appropriate in the circumstances.

2010 Summary Compensation Table

The following table summarizes the compensation paid by the Company to (i) the Company’s Chief Executive Officer, (ii) the Company’s Chief Financial Officer, (iii) the Company’s three most highly compensated executive officers serving at the end of the fiscal year ended December 31, 2010, and (iv) certain other former executive officers for which disclosure is required this year.

					Stock	Option	Non-Equity		All Other
Name and	Year				Awards	Awards	Incentive Plan		Compensation
Principal Position	(1)	Salary ($)	Bonus ($)		($)(2)(3)	($)(3)(4)	Compensation ($)		($)(5)	Total ($)
James Reid-Anderson	2010	447,692	—		4,660,175	10,670,782	824,952		160,376	16,763,977
Chairman, President and Chief Executive Officer
John M. Duffey	2010	167,115	36,675		857,374	2,704,500	193,325		—	3,958,989
Chief Financial Officer
Alexander Weber, Jr.	2010	493,077	92,536		696,228	2,374,501	757,464		60,749	4,474,555
Chief Operating Officer
Walter S. Hawrylak	2010	265,385	68,000	(6)	767,969	1,016,350	222,000		—	2,339,704
Senior Vice President, Administration
Brett Petit	2010	155,769	37,895		725,000	927,800	117,105		—	1,963,569
Senior Vice President, Marketing
Mark Shapiro	2010	600,000	—		—	—	2,000,000	(6)	10,990,609	13,590,609
Former President and Chief Executive Officer	2009	1,296,192	—		—	—	—		56,100	1,352,292
	2008	1,327,162	3,000,000		—	—	—		51,582	4,378,744
Jeffrey R. Speed	2010	617,019	—		—	—	750,000	(6)	11,516	1,378,580
Former Chief Financial Officer	2009	772,596	250,000		16,500	10,005	—		19,109	1,068,210
	2008	747,462	750,000		—	—	—		19,705	1,517,167
Louis S. Koskovolis	2010	560,000	—		725,000	927,800	975,000	(7)	1,668,861	4,856,661
Former Executive Vice President, Corporate Alliances	2009	646,192	100,000		—	—	—		12,608	758,800
	2008	650,000	450,000		—	—	—		12,008	1,112,008
Mark Quenzel	2010	300,000	—		—	—	250,000	(6)	1,531,507	2,081,507
Former Executive Vice President,	2009	500,000	100,000		—	—	—		26,390	626,390
Park Strategy & Management	2008	500,000	500,000		—	—	—		28,365	1,028,365

(1)                The following are the start dates for each named executive officer who was hired during 2010 and therefore, for whom compensation set forth is for only a partial year:

James Reid-Anderson	August 12, 2010
John M. Duffey	September 7, 2010
Alexander Weber, Jr.	May 11, 2010
Brett Petit	June 21, 2010

The following are the dates on which the named executive officer was no longer employed by the Company:

Mark Shapiro	June 10, 2010
Jeffrey R. Speed	October 6, 2010
Louis S. Koskovolis	October 28, 2010
Mark Quenzel	July 16, 2010

(2)                The dollar amount represents the aggregate grant date fair value of the restricted stock and restricted stock unit awards granted computed in accordance with the stock-based accounting rules (Financial Standards Accounting Board ASC Topic 718).  The assumptions used in the calculation of these amounts are discussed in Note 3(v) to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.  With respect to the potential restricted stock units that could be granted under the Project 350 program, the value cannot be determined until the Project 350 restricted stock units are granted, which will only occur if the specified targets are met, as determined after completion of the Company’s 2011 audit.  For informational purposes, assuming the highest level of performance for a determinable award under the Project 350 awards, calculated by multiplying the closing price of the Company's common stock on the date the executive officer started to participate in the Project 350 program by the number of target Project 350 award shares, the value is $11,650,470, $2,000,500, $1,624,500, $767,969, and $725,000, for Messrs. Reid-Anderson, Duffey, Weber, Hawrylak and Petit, respectively.  See “—Compensation Discussion and Analysis–Post-Emergence from Bankruptcy–Elements of Compensation–Long-Term Incentives" for a description of the Project 350 program.

(3)                All stock options and restricted stock awards under the Company’s equity plans existing prior to the date the Company emerged from bankruptcy were cancelled.  Except with respect to Mr. Koskovolis, no new equity awards were issued to any of the former named executive officers in 2010.

(4)                The dollar amount represents the aggregate grant date fair value of the awards granted computed in accordance with the stock-based accounting rules (Financial Standards Accounting Board ASC Topic 718).  The assumptions used in the calculation of these amounts are discussed in Note 3(v) to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

(5)                The following table sets forth the compensation elements for 2010 of the “All Other Compensation” column (where the aggregate value for the particular individual exceeds $10,000):

Executive	Severance Payment ($)		Car Allowance ($)(a)	Tax/Legal Fees ($)		Relocation Allowance ($)(b)	Housing Allowance ($)(c)	Life Insurance Premiums ($)	Disability Insurance Premiums ($)(d)	401(k) Match(e)
James Reid-Anderson	—		4,477	79,899	(f)	—	75,640	360	—	—
Alexander Weber, Jr.	—		—	3,000	(f)	19,432	38,077	240	—	—
Mark Shapiro	10,006,000	(g)	—	940,904	(h)	—	—	1,440	42,265	—
Jeffrey R. Speed	—	(i)	4,915	—		—	—	1,440	—	5,161
Louis S. Koskovolis	1,662,500		—	—		—	—	1,200	—	5,161
Mark Quenzel	1,523,077		—	—		—	—	1,080	—	7,350

(a)   Mr. Reid-Anderson is entitled to a fixed automobile allowance of $1,000 per month pursuant to his employment agreement.  The amount for Mr. Reid-Anderson was pro-rated for the partial month of August.  Mr. Speed was entitled to a fixed automobile allowance pursuant to his employment agreement.

(b)   Mr. Weber’s employment agreement provided for reimbursement in accordance with applicable Company policy for reasonable expenses incurred in connection with Mr. Weber’s relocation of his primary residence to New York, New York and then to Grand Prairie, Texas.

(c)   Pursuant to Mr. Reid-Anderson’s employment agreement, the Company leases a corporate apartment near its headquarters in Grand Prairie, Texas for the use of Mr. Reid-Anderson.  The Company believes that the availability of the corporate apartment for Mr. Reid-Anderson reduces hotel expenses.  The Company reimburses Mr. Reid-Anderson for any income or employment tax obligations he incurs as a result of such reimbursement of housing expenses.  The amount for Mr. Reid-Anderson shown includes a tax gross-up of $31,352 as required by his employment agreement.  Pursuant to Mr. Weber’s employment agreement, as amended, he is entitled to a housing allowance of $7,500 per month for housing in the Grand Prairie, Texas area through July 2011.

(d)   Pursuant to Mr. Shapiro’s employment agreement, the Company provided Mr. Shapiro with a disability insurance policy that provides for full income replacement for the first 36 months of Mr. Shapiro’s disability, after which time the standard disability benefit available to senior executives applies to Mr. Shapiro.

(e)   The Company matched 50% of the first 6% of salary contributions (subject to tax law limits).

(f)    Mr. Reid-Anderson is entitled to a fixed tax and legal allowance of $15,000 per calendar year pursuant to his employment agreement.  Also, pursuant to Mr. Reid-Anderson’s employment agreement, he is entitled to reimbursement for reasonable legal fees and expenses up to $75,000 incurred in connection with negotiating his employment agreement.  Pursuant to Mr. Weber’s amendment to his employment agreement, he was reimbursed for reasonable legal fees and expenses in the amount of $3,000 incurred in connection with negotiating the amendment to his employment agreement.

(g)   The payment to Mr. Shapiro was made pursuant to a settlement agreement that resolved an arbitration brought by him arising out of his termination from the Company.

(h)   Pursuant to the settlement agreement referenced in (g) above, Mr. Shapiro as was entitled to reimbursement of reasonable and documented attorneys’ fees incurred in connection with the dispute in the amount of $940,904.

(i)    As described under “Potential Payments Upon Termination,” because Mr. Speed did not sign a waiver and release of claims in a form that the Company believes was reasonably determined upon his termination, the Company maintains that he has no entitlement to severance.

(6)                This amount was payable pursuant to each former named executive officer’s employment agreement upon emergence from bankruptcy and approved by the United States Bankruptcy Court for the District of Delaware in connection with our emergence from bankruptcy.  Mr. Hawrylak received a discretionary emergence bonus in the amount of $30,000 for his contributions during the bankruptcy.

(7)                Mr. Koskovolis was paid an incentive bonus of $325,000 pursuant to his employment agreement for the Company’s emergence from bankruptcy, which amount was approved by the United States Bankruptcy Court for the District of Delaware in connection with our emergence from bankruptcy.  Pursuant to the terms of Mr. Koskovolis’ employment agreement, Mr. Koskovolis was entitled to receive a bonus calculated based on the following performance parameters:  sponsorship revenue (50% weight), free cash flow (12.5% weight), attendance (12.5% weight), in-park net revenue per capita (12.5% weight), and adjusted EBITDA (12.5% weight).  In connection with Mr. Koskovolis’ termination, the Company decided to pay him his bonus for 2010 less the bonus component of his severance payment.

Description of Employment Agreements

Former Named Executive Officers

Messrs. Shapiro, Speed, Koskovolis and Quenzel each had employment agreements providing for a four year term expiring on April 1, 2013, unless sooner terminated.

The employment agreements provided for the minimum annual base salary and the target bonus amounts for the executives as follows:

Executive	Base Salary ($)	Target Bonus ($)
Mark Shapiro	1,300,000	1,300,000
Jeffrey R. Speed	775,000	100% of base salary
Louis S. Koskovolis	650,000	500,000
Mark Quenzel	500,000	500,000

Mr. Speed’s employment agreement provided for a minimum bonus of $250,000.

Upon emergence from bankruptcy, the named executive officers were also entitled to receive bonuses in the following amounts:

Executive	Emergence Bonus ($)
Mark Shapiro	3,000,000
Jeffrey R. Speed	750,000
Louis S. Koskovolis	325,000
Mark Quenzel	250,000

Emergence bonuses were paid in a lump sum cash payment shortly after we emerged, except that $1,000,000 of Mr. Shapiro’s emergence bonus was only payable on the first anniversary of our emergence date (subject to his continued employment through such date) or, earlier, upon the termination of Mr. Shapiro’s employment without “cause,” for “good reason,” without “good reason” in connection with a “change in control,” or due to death or “disability” (as such terms are defined in his employment agreement).

The amended employment agreements provided that promptly following our emergence from bankruptcy, we would issue the executives’ restricted shares of common stock and options to purchase shares of common stock in an amount and with such vesting and other terms as mutually agreed to by the Chief Executive Officer and the Board and, in the case of Mr. Shapiro, the Board and Mr. Shapiro.

See “Payments Paid to Former Named Executive Officers Upon Termination of Employment” in this Proxy Statement for a description of the benefits each named executive officer received upon such executive’s termination of employment.

Current Named Executive Officers

In 2010, we entered into employment agreements with each of the current named executive officers. The table below sets forth the minimum annual base salary and the target bonus amounts for each named executive officer.  Except for Mr. Weber’s employment agreement, the employment agreements do not specify a definitive term of service for the named executive officers.

Mr. Weber’s employment agreement provides for his continued employment with the Company during the four year period expiring on May 11, 2014, unless sooner terminated.  Mr. Weber’s employment agreement also provides that the term will automatically extend for additional one year periods unless either party provides written notice of non-renewal to the other party at least sixty days prior to the end of the term.  See “—Compensation Discussion and Analysis–Post-Emergence from Bankruptcy–Elements of Compensation” for additional information on the compensation of the named executive officers pursuant to their respective employment agreements.  For a description of separation or change of control payments and benefits provided by these employment agreements, see “Potential Payments Upon Termination” in this Proxy Statement.

2010 Grants of Plan-Based Awards

The following table provides information on equity and non-equity awards granted in 2010 to each of the named executive officers:

												Exerci-	Grant
										All Other	All Other	se or	Date
							Estimated			Stock	Option	Base	Fair
				Estimated			Future Payouts Under			Awards:	Awards:	Price	Value of
				Future Payouts Under			Equity Incentive Plan			No. of	No. of Secu-	of	Stock
				Non-Equity Incentive Plan Awards(1)			Awards(2)			Shares of	rities Unde-	Option	and
	Grant		Approv-	Thres-	Target	Maximum	Thres-	Target	Maximum	Stock or	rlying Opt-	Awards	Option
Name	Date		al Date	hold($)	($)	($)	hold(#)	(#)	(#)	Units(#)	ions (#)	($/Sh)	Awards($)
James Reid-Anderson				232,250	557,400	1,114,800
	8/12/10	(2)	8/12/10				182,096	364,191
	8/12/10		8/12/10							145,676			4,660,175
	8/12/10		8/12/10								728,381	31.99	10,670,782
John M. Duffey					130,625
	9/7/10	(2)	9/2/10				25,000	50,000
	9/7/10		9/2/10							21,429			857,374
	9/7/10		9/2/10								150,000	40.01	2,704,500
Alexander Weber, Jr.					511,000
	9/7/10	(2)	9/7/10				25,000	50,000
	8/6/10		7/13/10							21,429			696,228
	8/6/10		7/13/10								85,714	35.00	1,215,425
	9/7/10		9/2/10								64,286	40.01	1,159,077
Walter S. Hawrylak					150,000
	8/6/10	(2)	7/13/10				2,143	4,286
	9/7/10	(2)	9/2/10				7,857	15,714
	8/6/10		7/13/10							4,286			139,252
	8/6/10		7/13/10								17,000	35.00	241,060
	9/7/10		9/2/10							15,714			628,717
	9/7/10		9/2/10								43,000	40.01	775,290
Brett Petit					79,125
	8/6/10	(2)	7/13/10				5,000	10,000
	9/7/10	(2)	9/2/10				5,000	10,000
	8/6/10		7/13/10							10,000			324,900
	8/6/10		7/13/10								40,000	35.00	567,200
	9/7/10		9/2/10							10,000			400,100
	9/7/10		9/2/10								20,000	40.01	360,600
Louis S. Koskovolis					500,000
	8/6/10		7/13/10							10,000			324,900
	8/6/10		7/13/10								40,000	35.00	567,200
	9/7/10		9/2/10							10,000			400,100
	9/7/10		9/2/10								20,000	40.01	360,600

(1)                      See “—Compensation Discussion and Analysis–Post-Emergence from Bankruptcy–Elements of Compensation–Annual Incentives” for details regarding the annual incentive.  The bonus opportunities and actual bonuses for Messrs. Reid-Anderson, Duffey, Weber and Petit were pro-rated for the portion of 2010 that they were each employed.

(2)                      The date executive officers started to participate in the Project 350 program with a target number of restricted stock units that could be earned is set forth under the "Grant Date" column.  The value on such date is treated as zero because on such date the restricted stock units under the Project 350 awards were not considered to be probable of being earned.  Such number does not reflect the value of restricted stock units that the executive officer may receive under the Project 350 program or the accounting expense to the Company of such restricted stock units that may be granted. Any restricted stock units under the Project 350 awards will only be granted after completion of the Company’s 2011 audit if the specified targets are met.  Under the Project 350 program, each executive officer has a target number of restricted stock units, which may be issued under the Long-Term Incentive Plan if the Company achieves the target adjusted EBITDA in any consecutive 12-month period ending on or before December 31, 2011 (or for calendar year 2011 in the case of Mr. Reid-Anderson).  Project 350 provides for accelerated vesting in certain circumstances following the issuance of awards.  See “—Compensation Discussion and Analysis—Post-Emergence from Bankruptcy” for a discussion of Project 350.

2010 Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the total outstanding equity awards as of December 31, 2010 for each of the named executive officers:

	Option Awards						Stock Awards
				Equity						Equity Incentive
				Incentive					Equity Incentive	Plan Awards:
				Plan Awards:				Market	Plan Awards:	Market or
		Number of	Number of	Number of			Number of	Value of	Number of	Payout Value
		Securities	Securities	Securities			Shares or	Shares or	Unearned	of Unearned
		Underlying	Underlying	Underlying			Units of	Units of	Shares, Units	Shares, Units
		Unexercised	Unexercised	Unexercised	Option	Option	Stock That	Stock That	Or Other Rights	or Other Rights
	Grant	Options (#)	Options (#)	Unearned	Exercise	Expirat-	Have Not	Have Not	That Have Not	That Have Not
Name	Date	Exercisable	Unxerciseable (1)	Options (#)	Price ($)	ion Date	Vested (#)(2)	Vested ($)(3)	Vested (#)	Vested ($)(3)
James Reid-Anderson									364,191	19,811,990
	8/12/10		728,381		31.99	8/12/20
	8/12/10						72,838	3,962,388
John M. Duffey									50,000	2,720,000
	9/7/10		150,000		40.01	9/7/20
	9/7/10						21,429	1,165,738
Alexander Weber, Jr.									50,000	2,720,000
	8/6/10		85,714		35.00	8/6/20
	8/6/10						21,429	1,165,738
	9/7/10		64,286		40.01	9/7/20
Walter S. Hawrylak									4,286	233,159
									15,714	854,842
	8/6/10		17,000		35.00	8/6/20
	8/6/10						4,286	233,158
	9/7/10		43,000		40.01	9/7/20
	9/7/10						15,714	854,842
Brett Petit									10,000	544,000
									10,000	544,000
	8/6/10		40,000		35.00	8/6/20
	8/6/10						10,000	544,000
	9/7/10		20,000		40.01	9/7/20
	9/7/10						10,000	544,000

(1)       The stock options awarded to all of the named executive officers vest 25% on each anniversary of the grant date with acceleration upon certain event as discussed in “Potential Payments Upon Termination of Current Named Executive Officers.”

(2)       For Messrs. Duffey, Weber, Hawrylak and Petit, the restricted stock units vest 25% on each anniversary of the grant date with acceleration upon certain events.  Mr. Reid-Anderson’s shares of restricted stock vested 50% on the date of grant and the remainder vests 12.5% on each anniversary of the grant date with acceleration upon certain events as discussed in “Potential Payments Upon Termination of Current Named Executive Officers.”

(3)       The market value is based on the closing price of the Company’s common stock on December 31, 2010 of $54.40 multiplied by the number of shares.

2010 Option Exercises and Stock Vested

The following table provides information regarding options exercised and stock vested for the named executive officers during 2010:

	Option Awards				Stock Awards
	Number of Shares		Value Realized		Number of Shares		Value Realized
Name	Acquired on Exercise (#)		on Exercise ($)		Acquired on Vesting (#)		on Vesting ($)(1)
James Reid-Anderson	—		—		72,838		2,330,088
Louis S. Koskovolis	15,000	(2)	253,800	(3)	5,000	(2)	267,950

(1)       The amount was calculated based on the fair market value of the Company’s common stock on the vesting date.  The fair market value is determined based on the closing price of the Company’s common stock on the applicable date.

(2)       Upon Mr. Koskovolis’ termination of employment with the Company, 15,000 stock options and 5,000 shares of restricted stock units immediately vested.  On December 6, 2010, Mr. Koskovolis exercised all of his stock options in a transaction in which the Company sold 11,979 shares to cover the aggregate exercise price and applicable taxes.

(3)       The amount was calculated based on the difference between the market price of the Company’s common stock on the date of exercise and the exercise price.

Potential Payments Upon Termination

Payments Paid to Former Named Executive Officers Upon Termination of Employment

All of the former named executive officers had provisions in their employment agreements providing for separation payments and benefits upon certain types of termination of employment provided the executive timely signed a waiver and release of claims in a form reasonably determined by the Company.

Upon termination of Messrs. Koskovolis and Quenzel, the Company paid each of them a severance payment in the amount of $1,662,500 and $1,523,077, respectively.  Pursuant to the employment agreements of Messrs. Koskovolis and Quenzel, the amounts paid to each of them consisted of, in addition to accrued payments and benefits, (i) a lump sum payment in an amount equal to the executive’s annual bonus for the year immediately preceding such termination; (ii) a lump sum payment in an amount equal to executive’s base salary for the balance of his employment agreement term (until April 1, 2013) measured from the date of termination; (iii) continued health care coverage for a period of twelve months from the date of termination on the same basis as such coverage is made available to other executives; and (iv) continued Company-provided life insurance coverage for a period of twelve months.  Messrs. Koskovolis’ and Quenzel’s entitlement to severance was conditioned on their timely execution of a waiver and release of claims in a form reasonably determined by the Company.  Mr. Quenzel’s employment agreement provided for accelerated vesting of all options and shares of restricted stock previously granted upon termination without “cause.”  Mr. Quenzel did not have any options or shares of restricted stock outstanding at the time of termination.  Upon Mr. Koskovolis’ termination, pursuant to his equity award agreements then in effect, the unvested portion of his outstanding stock options and restricted stock units that would have vested on the next anniversary of the grant date immediately vested (with the options generally remaining exercisable for 90 days from the date of termination) as described in “—2010 Option Exercises and Stock Vested” in this Proxy Statement.  In addition, with respect to Mr. Koskovolis, Mr. Koskovolis, the Company decided to pay him his bonus for 2010 less the bonus component of his severance payment described in (i) above.

In connection with the termination of Mr. Shapiro, the Company paid him a severance payment in the amount of $10,006,000.  Mr. Shapiro did not have any options or shares of restricted stock outstanding at the time of termination.  The payment to Mr. Shapiro was made pursuant to a settlement agreement that resolved an arbitration brought by him arising out of his termination from the Company.  In addition, pursuant to the settlement agreement, Mr. Shapiro as was entitled to reimbursement of reasonable and documented attorneys’ fees incurred in connection with the dispute in the amount of $940,904.

The Company terminated Mr. Speed’s employment effective October 6, 2010.  On or about September 2, 2010, Mr. Speed filed with the American Arbitration Association a Statement of Claim and Demand for Arbitration against the Company asserting various claims relating to his employment agreement.  Because Mr. Speed did not sign a waiver and release of claims in a form that the Company believes was reasonably determined, the Company maintains that he has no entitlement to severance.

Potential Payments Upon Termination of Current Named Executive Officers

All of the current named executive officers have provisions in their employment agreements providing for separation payments and benefits upon certain types of termination of employment.

Payments Upon Death or Disability

Upon a named executive officer’s termination of employment, such executive is generally entitled to unpaid earned salary, earned but unpaid bonus and unpaid benefits.  In addition, in the event of termination of the named executive officer’s employment due to death or disability such executive other than Mr. Weber would be entitled to receive (i) a pro rata portion of the annual bonus that would otherwise have been paid to such executive if his employment had not so terminated (a “Pro Rata Bonus”); and (ii) immediate vesting of all time-vested options, restricted stock, restricted stock units and other time-vested equity-based incentive awards then held by such executive (excluding any awards issued pursuant to the Company’s Project 350 program) (collectively, “Time-Vested Awards”), with all outstanding options remaining exercisable for the shorter of their originally scheduled respective terms and one year following the executive’s date of termination.  In the event of termination of Mr. Weber’s employment due to death or disability such executive would be entitled to receive (i) a Pro Rata Bonus and (ii) immediate vesting of all options, restricted stock, restricted stock units and other equity-based incentive awards (excluding any awards issued pursuant to the Company’s Project 350 program) then held by Mr. Weber, with all outstanding options remaining exercisable for their originally scheduled term.  If an executive’s employment is terminated due to death or disability after the grant of the Project 350 award (upon completion of the Company’s 2011 audit), the Project 350 award will vest in full if the 2012 Target is achieved.  If Mr. Reid-Anderson’s employment is terminated due to death or disability after September 30, 2011 and before the grant of the Project 350 award (upon completion of the Company’s 2011 audit), Mr. Reid-Anderson will be deemed to have been granted an award of the number of restricted stock units he would have been granted on the grant date based on the Company’s reasonable good faith forecast at the time of such termination of what the Company’s adjusted EBITDA for 2011 would be.  Pursuant to the normal terms of the Project 350 award, 50% of such grant would be subject to forfeiture if the 2012 Target is not achieved.

Furthermore, in the event of termination of the employment of Messrs. Duffey, Hawrylak or Petit due to disability, such executive would be entitled to a lump sum payment of an amount equal to the sum of such executive’s base salary and target bonus for the year of termination.  In the event of termination of Mr. Weber’s employment due to disability, he would be entitled to receive an amount equal to the sum of such executive’s base salary and target bonus for the year of termination, which would be paid in equal installments over the one-year period following termination.  In the event of termination of the employment of Mr. Reid-Anderson due to disability, he would also be entitled to a lump sum payment of an amount equal to twice the sum of his base salary and target bonus for the year of termination.

Termination Without Cause or For Good Reason

If the Company terminates Mr. Reid-Anderson’s employment without “cause” (as defined below) or he terminates his employment for “good reason” (as defined below), Mr. Reid-Anderson would be entitled to receive, in addition to accrued payments and benefits, (i) a Pro Rata Bonus; (ii) a lump sum payment in an amount equal to twice the sum of (X) Mr. Reid-Anderson’s base salary and (Y) target bonus for the year of termination; (iii) continued health care coverage for a period of twenty-four months from the date of termination or until executive receives comparable coverage from a subsequent employer on the same basis as such coverage is made available to other executives; and (iv) immediate vesting of the greater of (X) the unvested Time-Vested Awards that are scheduled to vest in the twelve-month period following executive’s date of termination and (Y) 75% of the unvested component of each outstanding Time-Vested Award, with all vested options remaining exercisable for the shorter of their originally scheduled term and one year following the date of termination.  If Mr. Reid-Anderson’s employment is so terminated before and with the cooperation of the acquirer or merger partner in a “change in control” (as such term is defined in his employment agreement) in anticipation of a change in control or on or during the twenty-four month period following a change in control, all of Mr. Reid-Anderson’s Time-Vested Awards will fully vest.

In the event that the Company terminates Mr. Weber’s employment without “cause” (as defined below) or Mr. Weber terminates his employment for “good reason” (as defined below) or he terminates his employment with the Company during the 10-day period following expiration of the term due to the Company delivering a non-renewal notice, Mr. Weber would be entitled to receive, in addition to accrued payments and benefits, (i) payment in an amount equal to the sum of (X) his base salary and (Y) target bonus for the year of termination, such amount to be paid in equal installments over the one-year period following termination; (ii) continued health care coverage for a period of twelve months from the date of termination or until executive receives comparable coverage from a subsequent employer on the same basis as such coverage is made available to other executives; and (iii) immediate vesting of the greater of (X) the unvested equity awards that are scheduled to vest in the twelve-month period following executive’s date of termination and (Y) 50% of the unvested equity awards then held by Mr. Weber, with all vested options remaining exercisable for the shorter of their originally scheduled term and one year following the date of termination.  If Mr. Weber’s employment is so terminated before and with the cooperation of the acquirer or merger partner in a “change in control” (as such term is defined in his employment agreement) or during the twenty-four month period following a change in control, all of Mr. Weber’s equity awards other than pursuant to the Company’s Project 350 program then held by him will fully vest, and all outstanding options will remain exercisable for their originally scheduled term.

Messrs. Duffey, Hawrylak and Petit would be entitled to receive, in addition to accrued payments and benefits, (i) a Pro Rata Bonus; (ii) a lump sum payment in an amount equal to the sum of (X) executive’s base salary and (Y) target bonus for the year of termination; (iii) continued health care coverage for a period of eighteen months from the date of termination or until executive receives comparable coverage from a subsequent employer on the same basis as such coverage is made available to other executives; (iv) immediate vesting of the unvested Time-Vested Awards that are scheduled to vest in the twelve-month period following executive’s date of termination, with all vested options remaining exercisable for the shorter of their originally scheduled term and one year following the date of termination; and (v) executive outplacement services as reasonably determined by the Company.  If the Company terminates the employment of Messrs. Duffey, Hawrylak or Petit without “cause” (as defined below) or if such executive terminates his employment for “good reason” (as defined below) before, on or within two years after or in anticipation of a change in control (as such term is defined in their respective employment agreements), instead of (ii) above, such executive will be entitled to a lump sum payment in an amount equal to twice the sum of (X) executive’s base salary and (Y) target bonus for the year of termination and instead of (iv) above, all Time-Vested Awards will fully vest.

If, after the grant of a Project 350 award (completion of the Company’s 2011 audit), the Company terminates an executive’s employment without Cause or if the executive terminates employment for Good Reason, the executive will vest in the pro rata portion (based on the portion of the time vesting period the executive is employed by the Company), or for Mr. Reid- Anderson, 75%, of the Project 350 award that would otherwise have vested upon completion of the Company’s 2012 audit.  If after the grant of a Project 350 award, such terminations occur during the twelve-month period following certain changes in control (as well as in anticipation of such changes in control with respect to Mr. Reid-Anderson), the Project 350 award will 100% vest if the 2012 Target is achieved.  If Mr. Reid-Anderson’s employment is terminated without Cause or he terminates his employment for Good Reason, after September 30, 2011 and before the grant of the Project 350 award (completion of the Company’s 2011 audit), Mr. Reid-Anderson will be deemed to have been granted an award of 75% of the number of restricted stock units he would have been granted on the grant date based on the Company’s reasonable good faith forecast at the time of such termination of what the Company’s adjusted EBITDA for 2011 would be.  Pursuant to the normal terms of the Project 350 award, 50% of such grant would be subject to forfeiture if the 2012 Target EBITDA is not achieved.

“Cause” is generally defined under the employment agreements for Messrs. Duffey, Weber, Hawrylak and Petit as follows:

•                  executive’s continued failure (except where due to physical or mental incapacity) to endeavor in good faith to substantially perform his duties;

•                  executive’s material malfeasance or gross neglect in the performance of his duties;

•                  executive’s conviction of, or plea of guilty or nolo contendere to, a misdemeanor involving moral turpitude or a felony;

•                  the commission by the executive of an act of fraud or embezzlement against the Company or any affiliate constituting a crime;

•                  executive’s material breach of any material provision of his employment agreement (as determined in good faith by the Board) that is not remedied within fifteen days after (i) written notice from the Company specifying such breach and (ii) the opportunity to appear before the Board;

•                  executive’s material violation of a material Company policy that causes demonstrable damage to the Company, which damage is not insignificant;

•                  executive’s continued failure to cooperate in any audit or investigation involving the Company or its affiliates or its or their financial statements or business practices that is not remedied within fifteen days of written notice from the Company specifying such failure; or

•                  executive’s actual gross misconduct that the Board determines in good faith adversely and materially affects the business or reputation of the Company.

“Good reason” is defined under the employment agreements for the named executive officers to mean the occurrence, without such executive’s express written consent, of:

•                  a material diminution in the executive’s employment duties, responsibilities or authority, or the assignment to executive of duties that are materially inconsistent with his position;

•                  any reduction in base salary or target bonus (or maximum bonus in the case of Mr. Weber and minimum bonus or maximum bonus in the case of Mr. Reid-Anderson);

•                  any material breach by the Company of the compensation or indemnification provisions of the executive’s employment agreement.

Additionally, the definition of good reason in Mr. Reid-Anderson’s employment agreement includes the following circumstances:  (i) removal of him as President or Chief Executive Officer of the Company or an adverse change in his reporting obligations and (ii) the failure of the Company to nominate him for election as a member of the Board or the failure to appoint him as Chairman of the Board while he is a member of the Board or the failure of the Company’s stockholders to elect him to the Board once nominated.

An executive may terminate for “good reason” only if (i) within 90 days (30 days in the case of Mr. Weber) of the date executive has actual knowledge (or reasonably should have actual knowledge in the case of Mr. Weber) of the occurrence of an event of “good reason”, he provides written notice to the Company specifying such event, (ii) the Company does not cure such event within 10 business days (5 business days in the case of Mr. Reid-Anderson) of such notice if the event is nonpayment of an amount due to executive, or within 60 days of such notice for other events (or in the case of Mr. Weber, the Company does not cure such event within 60 days of such notice) and (iii) Executive terminates executive’s employment within 30 business days (15 business days in the case of Mr. Weber) of the end of such cure period.

Potential Payments Upon Termination of Employment or Change in Control

The table below illustrates payments that would be made to a current named executive officer if his employment terminates due to a termination for death or disability, for cause, without cause or for good reason. The table only details additional incremental payments that would be owed by the Company to the executive beyond what the named executive officer has already earned.  The amounts shown and discussed in this section assume that a termination was effective as of December 31, 2010 and assume there is no earned but unpaid base salary, annual bonus or expenses at the time of termination.

	Cash Severance Payments ($)(1)	Early Vesting of Restricted Stock ($)(2)	Early Vesting of Stock Options ($)(3)	Benefit Continuation / Outplacement Services($)	Total ($)
James Reid-Anderson
Death	—	3,962,388	16,323,018	—	20,285,406
Disability	3,600,000	3,962,388	16,323,018	—	23,885,406
Without Cause or for Good Reason — No Change in Control	3,600,000	2,971,791	12,242,264	20,063	18,834,118
Without Cause or for Good Reason — Change in Control	3,600,000	3,962,388	16,323,018	20,063	23,905,469
John M. Duffey
Death	—	1,165,738	2,158,500	—	3,324,238
Disability	962,500	1,165,738	2,158,500	—	4,286,738
Without Cause or for Good Reason — No Change in Control	962,500	291,435	539,625	24,404	1,817,964
Without Cause or for Good Reason — Change in Control	1,925,000	1,165,738	2,158,500	24,404	5,273,642
Alexander Weber, Jr.
Death	—	1,165,738	2,587,928	—	3,753,666
Disability	1,600,000	1,165,738	2,587,928	—	5,353,666
Without Cause or for Good Reason — No Change in Control	1,600,000	582,869	1,293,964	10,486	3,487,319
Without Cause or for Good Reason — Change in Control	1,600,000	1,165,738	2,587,928	10,486	5,364,152
Walter S. Hawrylak
Death	—	1,088,000	948,570	—	2,036,570
Disability	450,000	1,088,000	948,570	—	2,486,570
Without Cause or for Good Reason — No Change in Control	450,000	272,000	237,143	33,520	992,663
Without Cause or for Good Reason — Change in Control	900,000	1,088,000	948,570	33,520	2,970,090
Brett Petit
Death	—	1,088,000	1,063,800	—	2,151,800
Disability	450,000	1,088,000	1,063,800	—	2,601,800
Without Cause or for Good Reason — No Change in Control	450,000	272,000	255,950	31,489	1,009,439
Without Cause or for Good Reason — Change in Control	900,000	1,088,000	1,063,800	31,489	3,051,800

(1)                      Because termination is assumed to have occurred on December 31, 2010, the Pro Rata Bonus otherwise payable upon death or disability or upon a termination without cause or for good reason is not reflected in the table.

(2)                      Unvested portions of restricted stock and restricted stock unit awards would vest.  The value is calculated by multiplying $54.40 (the closing price of the Company’s common stock on December 31, 2010) by the number of shares or units subject to the accelerated portion of the award.

(3)                      Unvested portions of stock options would vest.  The value is calculated by multiplying the amount by which $54.40 (the closing price of the Company’s common stock on December 31, 2010) exceeds the exercise price of the stock option by the number of shares subject to the accelerated portion of the stock option.

TRANSACTIONS WITH RELATED PERSONS

Policy and Procedures Regarding Transactions with Related Persons

The Nominating and Corporate Governance Committee has adopted a written policy relating to its review and approval of transactions with related persons in which the amount involved exceeds $120,000.  A “related person” includes any director or executive officer of the Company, any person who is the beneficial owner of more than 5% of the Company’s common stock, an immediate family member of any of the foregoing persons and any firm, corporation or other entity controlled by any of the foregoing persons.  The Nominating and Corporate Governance Committee reviews and approves all related person transactions in which the amount involved exceeds $120,000.  At times, it may be advisable to initiate a transaction before the Nominating and Corporate Governance Committee has evaluated it, or a transaction may begin before discovery of a related person’s participation. In such instances, the Nominating and Corporate Governance Committee must ratify the related person transaction at its next regularly scheduled meeting or the transaction must be rescinded.  Approval of a related person transaction requires the affirmative vote of the majority of disinterested directors on the Nominating and Governance Committee.  In approving any related person transaction, the Nominating and Corporate Governance Committee must determine that the transaction is fair and reasonable and on terms no less favorable to the Company than could be obtained in a comparable arm’s length transaction with an unrelated third party.

Transactions with Related Persons

During 2010, the following transactions were subject to the Company’s related party transactions policy and applicable SEC regulations:

The Company owns a minority interest in a venture that owns dick clark productions, inc. (“DCP”).  In 2007, the Company invested approximately $39.7 million in the venture and since that time the Company uses the DCP library, which includes the Golden Globes, the American Music Awards, the Academy of Country Music Awards, So You Think You Can Dance, American Bandstand and Dick Clark’s New Year’s Rockin’ Eve, to provide additional product offerings in its parks.  During 2010, the Company received distributions from DCP in the amount of $42,500,000 as well as a fee in the amount of $365,385 for certain management services provided to DCP.  The management services agreement terminated effective May 12, 2010.  Red Zone Capital Partners II, L.P. (“RZCP”), a private equity fund managed by Daniel M. Snyder and Dwight C. Schar, both former members of the Board, is the majority owner of the parent of DCP.  The Company is party to a marketing alliance and sponsorship agreement with Johnny Rockets Group, Inc., a restaurant chain. As part of the agreement, Johnny Rockets pays to the Company an annual sponsorship fee and the Company operates Johnny Rockets locations throughout its parks. In addition to an annual sponsorship fee, the Company receives 95% of the gross sales (approximately $22,400,000) generated by the Johnny Rockets restaurants at the Company’s parks. Johnny Rockets is owned by RZCP.

The Company paid the former Park President of Six Flags New England, the theme park located in Agawam, Massachusetts, a salary of $176,788, an amount consistent with salaries paid to the Park Presidents at other comparable parks as well as a bonus pursuant to the Company’s bonus plan for Park Presidents.  As of June 18, 2010, this former Park President was no longer employed by the Company and he was paid a severance amount of $44,200.  The former Park President of Six Flags New England is the brother-in-law of the Company’s former Chief Executive Officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and persons who own more than ten percent of the common stock, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 or 5) of common stock with the SEC.  Officers, directors and greater than ten-percent stockholders are required by SEC rules and regulations to furnish the Company with copies of all such forms they file.

During 2010, to the Company’s knowledge, based solely on the Company’s review of the copies of such forms received by the Company and written representations from certain reporting persons that no additional forms were required for those persons, all the required reports were filed on a timely basis by officers, directors, and greater than ten percent beneficial owners with the following exceptions: (i) Lou Koskovolis filed one late Form 4, which covered four transactions; (ii) Brett Petit filed one late Form 4, which covered two transactions; and (iii) Walter S. Hawrylak filed one late Form 4, which covered two transactions.

PROPOSAL 2:     APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

Our Board has approved, and is hereby soliciting stockholder approval of, the Six Flags Entertainment Corporation Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”).  The Employee Stock Purchase Plan allows employees to purchase our common stock at a discount using payroll deductions.  Stockholder approval of the Employee Stock Purchase Plan would entitle employees in the United States to receive special tax treatment provided by the Internal Revenue Code of 1986, as amended (the “Code”).  Contributions by employees have been made under the Employee Stock Purchase Plan since January 2011.  If the Employee Stock Purchase Plan does not receive stockholder approval, then all amounts contributed under the Employee Stock Purchase Plan will be returned.

The Employee Stock Purchase Plan provides for the issuance of up to 500,000 shares of common stock.  A copy of the Employee Stock Purchase Plan is attached as Appendix A to this Proxy Statement.  The description herein is a summary and not intended to be a complete description of the Employee Stock Purchase Plan.  Please read the Employee Stock Purchase Plan for more detailed information.

Description of the Employee Stock Purchase Plan

The purpose of the Employee Stock Purchase Plan is to provide employees of the Company and those subsidiaries designated to participate in the Employee Stock Purchase Plan with an opportunity to purchase shares of our common stock.  The Employee Stock Purchase Plan has two portions—one portion for employees in the United States and one portion for international employees.

The portion of the Employee Stock Purchase Plan for employees in the United States is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.  The provisions of such portion of the Employee Stock Purchase Plan, accordingly, will be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

A total of 500,000 shares of common stock will be available for issuance and purchase under the Employee Stock Purchase Plan.  The number of shares of common stock available for issuance and purchase under the portion of the Employee Stock Purchase Plan for United States employees will be 500,000 shares of common stock less the number of shares of common stock used for the portion of the Employee Stock Purchase Plan for employees outside the United States.  If any purchase right terminates for any reason without having been exercised, the shares of common stock not purchased under such purchase right shall again become available for the Employee Stock Purchase Plan.

The Employee Stock Purchase Plan will be administered by the Compensation Committee or such other committee designated by our Board or the Compensation Committee (the “Plan Committee”).  The Plan Committee has the full and exclusive discretionary authority to construe and interpret the Employee Stock Purchase Plan and the rights granted under it, to designate from time to time which subsidiaries of the Company will participate in the Employee Stock Purchase Plan, to establish rules and regulations for the administration of the Employee Stock Purchase Plan and to amend the Employee Stock Purchase Plan to satisfy applicable laws, to obtain any exemption under such laws or to reduce or eliminate any unfavorable legal, accounting or other consequences.  The Plan Committee also may adopt special rules for employees of the Company’s international subsidiaries to conform to the particular laws and practices of the countries in which such employees reside.

Eligibility

Generally, all employees of the Company and its participating subsidiaries whose customary employment is more than twenty hours per week and more than five months per calendar year and who are employed on the first day of the applicable offering period are eligible to participate in the Employee Stock Purchase Plan.  However, any employee who would own or have options to acquire five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary is excluded from participating in the Employee Stock Purchase Plan.  Nonemployee directors are not eligible to participate in the Employee Stock Purchase Plan.  Approximately 2,000 employees are eligible to participate in the Employee Stock Purchase Plan.

Purchase of Shares of Common Stock

Pursuant to procedures established by the Plan Committee, eligible employees may elect to have a portion of their compensation used to purchase shares of our common stock.  Purchase periods are established (currently contemplated to be successive six-month periods) and purchases of shares of common stock are made on the last trading day of the purchase period with compensation amounts withheld from employees during the purchase period.  Pursuant to procedures established by the Plan Committee, employees may suspend the amount of compensation being withheld during a purchase period or may withdraw prior to the end of the purchase period any amounts previously withheld during the purchase period, without interest.  If during a purchase period an employee suspends the withholding of compensation or withdraws amounts previously withheld, such employee may not recommence withholding of compensation for the purchase of shares of common stock until the following purchase period.

On each purchase date (the last trading day of each purchase period), any amounts withheld from an employee’s compensation during the applicable purchase period for purposes of the Employee Stock Purchase Plan will be used to purchase the greatest number of whole shares of common stock that can be purchased with such amounts.  The purchase price for a share of common stock will be set at the lesser of (i) 90% of the fair market value of a share of common stock on the first trading day of the purchase period or (ii) 90% of the fair market value of a share of common stock on the purchase date.  For purposes of the Employee Stock Purchase Plan, “fair market value” generally means the closing price of a share of common stock for the day.

The Code generally limits the aggregate fair market value of the shares of common stock (determined as of the beginning of the purchase period) that any employee in the United States may purchase under the Employee Stock Purchase Plan during any calendar year to $25,000.  The Employee Stock Purchase Plan limits the number of shares of common stock that an employee can purchase on any one purchase date under the Employee Stock Purchase Plan to 10,000 shares.  The Plan Committee may impose restrictions or limitations on the resale of shares of common stock purchased under the Employee Stock Purchase Plan.

The Company will pay the administrative costs associated with the operation of the Employee Stock Purchase Plan.  The employees will pay any brokerage commissions that result from their sales of shares of common stock.

The Company may deduct or withhold or require employees to pay to the Company any federal, state, local and other taxes the Company is required to withhold with respect to any event arising as a result of the Employee Stock Purchase Plan.

Effect of Certain Corporate Events

The Employee Stock Purchase Plan provides for adjustment of the number of shares of common stock which may be granted under the Employee Stock Purchase Plan as well as the purchase price per share of common stock and the number of shares of common stock covered by each purchase right for any increase or decrease in the number of shares of common stock resulting from any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, or other similar corporate transaction or event affecting our common stock.

In the event of any corporate transaction, the Plan Committee may make such adjustment it deems appropriate to prevent dilution or enlargement of rights in the Employee Stock Purchase Plan, in the number, class of or price of shares of common stock available for purchase under the Employee Stock Purchase Plan and in the number of shares of common stock which an employee is entitled to purchase and any other adjustments it deems appropriate.  Upon a change in control, all outstanding purchase rights are generally treated as exercised.

Amendment or Termination

The Board (and in some circumstances, the Plan Committee) may amend the Employee Stock Purchase Plan at any time, provided such amendment does not cause rights issued under the portion of the Employee Stock Purchase Plan for United States employees to fail to meet the requirements of Section 423 of the Code or cause rights issued under the Employee Stock Purchase Plan to fail to meet the requirements of any securities exchange on which shares of common stock are traded. Moreover, any amendment for which stockholder approval is required under Section 423 of the Code or such securities exchange must be submitted to the stockholders for approval.  The Employee Stock Purchase Plan will continue until terminated by action of the Board or the Plan Committee, although as noted above, the number of shares authorized under the Employee Stock Purchase Plan is limited.

U.S. Federal Income Tax Consequences

The following discussion is only a brief summary of the United States federal income tax consequences to the Company and employees under the portion of the Employee Stock Purchase Plan applicable to employees in the United States.  It is based on the Code as in effect as of the date of this proxy statement.  The discussion relates only to United States federal income tax treatment; state, local, foreign, estate, gift and other tax consequences are not discussed.  The summary is not intended to be a complete analysis or discussion of all potential tax consequences.

The amounts deducted from an employee’s pay pursuant to the Employee Stock Purchase Plan will be included in the employee’s compensation and will be subject to federal income and employment tax.  Generally, no additional income will be recognized by the employee either at the beginning of the purchase period when purchase rights are granted pursuant to the Employee Stock Purchase Plan or at the time the employee purchases shares of common stock pursuant to the Employee Stock Purchase Plan.

If the shares of common stock are disposed of at least two years after the first day of the purchase period to which the shares of common stock relate and at least one year after the shares of common stock were acquired under the Employee Stock Purchase Plan (the “Holding Period”), or if the employee dies while holding the shares of common stock, the employee (or in the case of the employee’s death, the employee’s estate) will recognize ordinary income in the year of disposition or death in an amount equal to the lesser of (a) the excess of the fair market value of the shares of common stock on the first trading day of the purchase period over the purchase price of the shares of common stock or (b) the excess of fair market value of the shares of common stock at the time of such disposition over the purchase price of the shares of common stock.

If the shares of common stock are sold or disposed of (including by way of most gifts) before the expiration of the Holding Period, the employee will recognize ordinary income in the year of sale or disposition in an amount equal to the excess of the sales price over the purchase price.  Even if the shares of common stock are sold for less than their fair market value on the purchase date, the same amount of ordinary income is included in income.

In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares of common stock and the employee’s tax basis in the shares of common stock (generally, the amount the employee paid for the shares of common stock plus the amount, if any, taxed as ordinary income).  Capital gain or loss recognized on a disposition of shares of common stock will be long-term capital gain or loss if the employee’s holding period for the shares of common stock exceeds one year.  The purchase date begins the holding period for determining whether the gain or loss realized is short or long term.

If the employee disposes of shares of common stock purchased pursuant to the Employee Stock Purchase Plan after the Holding Period, the Company will not be entitled to any federal income tax deduction with respect to the shares of common stock issued under the Employee Stock Purchase Plan.  If the employee disposes of such shares of common stock prior to the expiration of the Holding Period, the Company generally will be entitled to a federal income tax deduction in an amount equal to the amount of ordinary income recognized by the employee as a result of such disposition.

New Plan Benefits

Participation in the Employee Stock Purchase Plan is entirely within the discretion of the eligible employees.  Because the Company cannot presently determine the participation levels by employees, the rate of contributions by employees and the eventual purchase price under the Employee Stock Purchase Plan, it is not possible to determine the value of benefits which may be obtained by executive officers and other employees under the Employee Stock Purchase Plan.

Required Vote

The affirmative vote of a majority of the votes cast is required to approve the Employee Stock Purchase Plan in this Proposal 2.  If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2 TO APPROVE THE EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 3:  APPROVAL OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF

INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Summary of Amendment

The Board has approved, and is hereby soliciting stockholder approval of, an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 60,000,000 shares to 130,000,000 shares.  The number of authorized shares of the Company’s preferred stock will not be affected.  As of March 1, 2011, none of our 5,000,000 currently authorized shares of preferred stock were issued and outstanding.

The text of the proposed amendment to the first sentence of Section 1 of Article IV of the Restated Certificate of Incorporation is as follows:

“The total number of shares of capital stock that the Company is authorized to issue is 135,000,000 shares, consisting of 130,000,000 shares of common stock, par value $0.025 per share (“Common Stock”), and 5,000,000 shares of preferred stock, par value $1.00 per share (“Preferred Stock”).”

We currently have 60,000,000 shares of our common stock authorized for issuance.  On the record date, [•] shares of our common stock were issued and outstanding and 4,833,333 shares of our common stock (of which [•] have been issued) were reserved for issuance in connection with our Long-Term Incentive Plan, and if and to the extent, on or before June 1, 2011, a majority of the members of the Board so determines, up to an additional 149,956 additional shares of our common stock will be available for issuance under our Long-Term Incentive Plan to certain equity purchasers (“Delayed Draw Holders”).  In addition, if our stockholders approve the Employee Stock Purchase Plan described in “Proposal 2—Approval of the Employee Stock Purchase Plan,” an additional 500,000 shares of common stock will be reserved for issuance.

The Board believes that the availability of additional authorized shares will provide us with the flexibility in the future to issue shares of our common stock for general corporate purposes including, without limitation, corporate transactions, such as stock splits or stock dividends, new equity offerings to raise capital, acquisitions, or strategic investments.  We believe that this availability of additional authorized shares will provide us with additional flexibility to meet business and financing needs as they arise.

The Board will determine whether, when and on what terms the issuance of shares of our common stock may be warranted in connection with any future actions.  No further action or authorization by our stockholders will be necessary before issuance of the additional shares of our common stock authorized under our Restated Certificate of Incorporation, except as may be required for a particular transaction by applicable law or regulatory agencies or by the rules of the NYSE or any other stock market or exchange on which our common stock may then be listed.  We have no arrangements, agreements, understandings, or plans at the current time for the issuance or use of the additional shares of common stock proposed to be authorized.

The increase in our authorized common stock will not have any immediate effect on the rights of our existing stockholders.  The additional shares of common stock, if issued, would have the same rights and privileges as the shares of common stock now issued.  Any issuance of additional shares of common stock would increase the number of outstanding shares of common stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly.  Except for the Delayed Draw Holders, the holders of our common stock have no preemptive rights to subscribe for or purchase any additional shares of our common stock that may be issued in the future.

Although an increase in the authorized shares of our common stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction resulting in our acquisition by another company), the proposed increase in authorized shares is not in response to any effort by any person or group to accumulate our common stock or to obtain control of us by any means.  In addition, the proposal is not part of any plan by the Board to recommend or implement a series of anti-takeover measures.

The proposed increase in the authorized shares of our common stock would become effective immediately upon the filing of an amendment to our Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. We expect to file the amendment with the Secretary of State of the State of Delaware promptly upon approval by our stockholders.

Required Vote

The affirmative vote of holders of a majority of the shares of common stock entitled to vote in person or by proxy at the meeting is required to approve the amendment to our Restated Certificate of Incorporation in this Proposal 3.  If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3 TO APPROVE THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL 4:  RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ended December 31, 2011.  During 2010, KPMG LLP served as the Company’s independent registered public accounting firm and also provided certain tax and audit-related services.

Although not required by the Company’s Bylaws or otherwise, the Audit Committee and the Board believe it appropriate, as a matter of good corporate practice, to request that the stockholders ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ended December 31, 2011.  If the stockholders do not so ratify, the Audit Committee will reconsider the appointment and may retain KPMG LLP or another firm without re-submitting the matter to the Company’s stockholders.  Even if the stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.  Representatives of KPMG LLP are expected to attend the Annual Meeting, where they will be available to make a statement if they desire to do so and to respond to questions from stockholders.

Required Vote

The affirmative vote of holders of a majority of the shares of common stock entitled to vote in person or by proxy at the meeting is required to ratify of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2010 in this Proposal 4.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 4 TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT, AUDIT-RELATED AND TAX FEES

The following table presents fees for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements and the annual financial statements of the related entities for the years ended December 31, 2010 and 2009, as well as fees billed for audit-related services, tax services and all other services rendered by KPMG LLP for those years. The amount shown for Audit Fees for 2010 and 2009 includes the audit of the effectiveness of the Company’s internal controls over financial reporting.

	2010	2009
Audit Fees(1)	$1,550,000	$1,501,000
Audit-Related Fees(2)	—	8,000
Tax Fees(3)	71,000	71,000

(1)      In 2009 and 2010, foreign statutory audit fees were converted into US dollars using exchange rates as of December 31, 2009 and December 31, 2010, respectively.  The audit fees for both years include additional audit procedures performed on the bankruptcy-related accounting matters and fresh start accounting matters. Additionally, audit fees for 2010 include fees incurred for services provided related to registration statements filed by the Company during the year.

(2)       The amount of audit-related fees in 2009 includes consulting services regarding bankruptcy-related matters and subscription to a technical accounting resources database.

(3)       Tax fees for 2009 and 2010 consisted primarily of fees for foreign tax compliance and consulting services as we no longer use KPMG LLP in connection with our domestic tax compliance.  No such services were provided to any of the Company’s employees. In 2009 and 2010, foreign tax compliance and consulting services fees were converted into US dollars using exchange rates as of December 31, 2009 and December 31, 2010, respectively.

Pre-Approved Services

All audit, audit-related services and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s policy provides for pre-approval of audit, audit-related and internal control-related services specifically described by the Audit Committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved.

PROPOSAL 5:  ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

The core of our executive compensation policies and practices continues to be to pay for performance.  Our named executive officers are compensated in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns.  We believe the compensation program for our named executive officers is instrumental in helping us achieve strong financial performance.  We believe our compensation program is strongly aligned with the long-term interests of our stockholders.  We urge you to read the Compensation Discussion and Analysis section of this proxy statement for additional details on our executive compensation, including our compensation philosophy and objectives and the 2010 compensation of our named executive officers.

Through the Dodd-Frank Wall Street Reform and Consumer Protection Act, the U.S. Congress has enacted requirements commonly referred to as the “Say-on-Pay” rules.  As required by those rules, we are asking you to approve the compensation of our named executive officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules.

As an advisory vote, this proposal is not binding upon the Company.  However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 5 TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DESCRIBED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND RELATED MATERIAL DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 6:  ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

As described in Proposal 5 above, you are being provided the opportunity to cast an advisory vote on the compensation of our named executive officers.  The advisory vote on executive compensation described in Proposal 5 above is referred to as a “Say-On-Pay” vote.

This Proposal 6 affords stockholders the opportunity to cast an advisory vote on how often we should include a “Say-On-Pay” vote in our proxy materials.  Under this Proposal 6, stockholders may vote to have the “Say-On-Pay” vote every year, every two years or every three years.

We believe that stockholder votes should be conducted every three years.  We also believe that our executive compensation is straightforward, uncontroversial and highly unlikely to provide incentives for excessive risk-taking.  We believe that a three-year cycle provides the Board and the Compensation Committee with sufficient time to thoughtfully evaluate and respond to stockholder input and effectively implement changes, as needed, to our executive compensation program.

We believe this is appropriate because (1) the compensation of the named executive officers was just recently established in 2010, (2) the compensation is routinely addressed by Compensation Committee, which is comprised of all independent directors and (3) stockholders representing a large percentage of our shares are represented on the Board and its committees.

We believe that an advisory vote on executive compensation is an effective way for stockholders to communicate with the Company about its compensation objectives, policies and practices, and we look forward to receiving the input of our stockholders on the frequency with which such a vote should be held.  Although the results of this vote will be considered on how frequently the Company holds an advisory vote on executive compensation, this vote is not binding on the Company.  The Board may decide, after considering the results of this vote, that it is in the best interest of our stockholders and the Company to hold an advisory vote on the compensation of our named executive officers more or less frequently than the frequency approved by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 6 TO APPROVE THE HOLDING OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION ONCE EVERY THREE YEARS.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information as of December 31, 2010 regarding shares of common stock that may be issued under our Long-Term Incentive Plan:

Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders (2)	2,520,000	$37.58	1,826,000
Total	2,520,000	$37.58	1,826,000

(1)   Upon our emergence from bankruptcy on April 30, 2010, all of our previous equity compensation plans were cancelled and all outstanding stock options, restricted stock and restricted stock units and all awards made pursuant to such plans were cancelled with no consideration.  All amounts shown in the table relate to the period following emergence.

(2)   On April 30, 2010, the Company’s Long-Term Incentive Plan was approved by the United States Bankruptcy Court for the District of Delaware in connection with our emergence from bankruptcy and became effective.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 1, 2011 (except as noted below) as to common stock beneficially owned by (a) each of the Company’s current directors and nominees to serve as directors, (b) each of the named executive officers listed in the 2010 Summary Compensation Table, (c) all current directors, nominees to serve as directors and current executive officers of the Company as a group and (d) each person who, to the best of the Company’s knowledge, beneficially owned on that date more than 5% of the outstanding common stock.  Unless otherwise indicated, the address for each of the beneficial owners in the table below is c/o Six Flags Entertainment Corporation, 924 Avenue J East, Grand Prairie, Texas 75050.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class (1)
James Reid-Anderson	75,262	*
Alexander Weber, Jr.	2,000	*
John M. Duffey	28,000	*
Walter S. Hawrylak	1,000	*
Brett Petit	—	—
Mark Shapiro (2)	—	—
Jeffrey R. Speed (3)	—	—
Mark Quenzel (4)	—	—
Louis S. Koskovolis (5)	2,000	*
Usman Nabi	(7)(8)	(7)(8)
John W. Baker (6)	2,692	*
Kurt Cellar (6)	2,692	*
Charles A. Koppelman (6)	2,692	*
Jon L. Luther (6)	2,692	*
Daniel C. Murphy (6)	2,692	*
Stephen D. Owens (6)	2,692	*
Richard Roedel (6)	890	*
H Partners, LP (8)	6,654,999	23.88%
BHR Capital LLC (9)	3,906,062	14.02%
Pentwater Capital Management, LP (10)	2,094,517	7.51%
Altai Capital Management, LLC (11)	2,070,136	7.42%
CQS Cayman Limited Partnership (12)	1,614,207	5.79%
All directors and executive officers as a group (20 persons) (13)	123,304	*

*            Less than one percent.

(1)         Applicable ownership percentage is based on 27,870,783 shares of common stock outstanding as of March 1, 2011. With respect to each person, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of outstanding shares at such date and the number of shares such person has the right to acquire upon exercise of options that are exercisable on or before May 11, 2011.

(2)         Mr. Shapiro’s employment with the Company terminated effective June 10, 2010 and Mr. Shapiro did not own any shares of common stock as of such date.

(3)         Mr. Speed’s employment terminated effective October 6, 2010.

(4)         Mr. Quenzel’s employment terminated effective July 16, 2010 and Mr. Quenzel did not own any shares of common stock as of such date.

(5)         Mr. Koskovolis’ employment terminated effective October 28, 2010.  Upon termination, 5,000 shares of common stock immediately vested and on December 6, 2010, Mr. Koskovolis acquired 3,021 shares of common stock pursuant to the exercise of his vested stock options. Mr. Koskovolis has advised the Company that he sold or otherwise transfered 6,021 shares.

(6)         The shares of restricted stock held by each director vest on May 11, 2011 except Mr. Roedel’s restricted stock, which vests on December 21, 2011.  Mr. Murphy has advised the Company that he assigned beneficial ownership of his shares to Pentwater Capital Management, LP.

(7)         Mr. Nabi is a senior partner of H Partners Management, LLC, which is the investment manager of H Partners Capital, LLC, the general partner of H Partners, LP.  Accordingly, Mr. Nabi may be deemed to have voting and dispositive power with respect to the shares. Mr. Nabi disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.

(8)         Information is based on Schedule 13D/A, Amendment No. 1, filed on May 24, 2010, with the SEC by H Partners Management, LLC, H Partners Capital, LLC, H Partners Phoenix Capital, LLC, H Partners, LP, H Offshore Fund, LTD., H Partners Phoenix SPV Fund, LP and Rehan Jaffer.  H Partners Management, LLC has sole voting and dispositive power over 6,654,999 shares.  H Offshore Fund, Ltd. has sole voting and dispositive power over 1,335,575 shares.  H Partners Phoenix SPV Fund, LP has sole voting and dispositive power over 1,982,998 shares.  H Partners Capital, LLC, as the general partner of H Partners, LP, may be deemed to have sole voting and dispositive power over 2,887,766 shares.  H Partners Phoenix Capital, LLC, as the general partner of H Partners Phoenix SPV Fund, LP, may be deemed to have sole voting and dispositive power over 1,982,998 shares.  H Partners Management, LLC, as the investment manager of H Partners Capital, LLC, H Offshore Fund, Ltd. and H Partners Phoenix Capital, LLC, may be deemed to have sole voting and dispositive power over 6,654,999 shares.  Mr. Jaffer, as the managing member of H Partners Management, LLC, H Partners Capital, LLC and H Partners Phoenix Capital, LLC, may be deemed to have sole voting and dispositive power over 6,654,999 shares.  H Offshore Fund, Ltd. ceased to be the beneficial owner of more than five percent of shares of Common Stock as of May 20, 2010.  The address for the reporting persons is 888 Seventh Avenue, 29th Floor, New York, New York 10019.

(9)         Information is based on Schedule 13G/A, Amendment No. 1, filed on February 14, 2011 with the SEC by BHR Capital LLC, Bay Harbour Management, L.C., BHR Master Fund, Ltd., Steven A. Van Dyke and Michael N. Thompson.  A total of 3,906,062 shares are beneficially owned, of which 2,632,492 shares are held by BHR Master Fund, Ltd., 1,273,570 shares are held by certain funds managed by BHR Capital LLC, and 287,806 shares are held by Steven A. Van Dyke.  BHR Capital LLC shares voting and dispositive power over the shares held by the funds that it manages, including BHR Master Fund, Ltd.  Bay Harbour Management, L.C. is no longer the beneficial owner of any shares.  Mr. Van Dyke and Mr. Thompson, as principals of BHR Capital LLC, share voting and dispositive power over 3,906,062 shares, and Mr. Van Dyke has sole voting and dispositive power with respect to 287,806 shares.  The address for Bay Harbour Management, L.C.is 10124 Foxhurst Ct., Orlando, FL 32836.  The address for the other reporting persons is 545 Madison Avenue, 10th Floor, New York, NY, 10022.

(10)       Information is based on Schedule 13D/A, Amendment No. 1, filed on February 22, 2011 with the SEC by Pentwater Capital Management LP, Pentwater Growth Fund Ltd., Pentwater Equity Opportunities Master Fund, Ltd., Oceana Master Fund, Ltd. and LMA SPC for and behalf of MAP 98 Segregated Portfolio.  By virtue of his position, Mr. Matthew Halbower has sole voting and dispositive power over the shares owned by the reporting persons. The address of the reporting persons is 227 West Monroe Suite 4000, Chicago, IL 60606.

(11)       Information is based on Schedule 13G/A, Amendment No. 1, filed on February 14, 2011 with the SEC by Altai Capital Management, L.P., Altai Capital Management, LLC, Steve Tesoriere and Rishi Bajaj.  The shares beneficially owned by the reporting persons are held for the account of Altai Capital Master Fund, Ltd and Altai Capital SF Master Fund, Ltd, (together, the “Master Funds”).  Altai Capital Management, L.P. is the investment adviser to the Master Funds. Altai Capital Management, LLC is the general partner of Altai Capital Management, L.P.  Each of Mr. Tesoriere and Mr. Bajaj is a managing principal of Altai Capital Management, L.P. and a managing member of Altai Capital Management, LLC.  In such capacities, each of the reporting persons may be deemed to have voting and dispositive power over the shares held for the account of the Master Funds.  The address of the reporting persons is 152 West 57th Street, 10th Floor, New York, NY 10019.

(12)       Information is based on Schedule 13G filed on February 4, 2011 with the SEC by CQS Cayman Limited Partnership.  According to the Schedule 13G, CQS Cayman Limited Partnership, the investment manager, which may exercise its authority directly or indirectly through various entities on behalf of the beneficial owners, CQS Convertible And Quantitative Strategies Master Fund Limited, KIVU Investment Fund Limited and CQS Directional Opportunities Master Fund Limited.  The address for CQS Cayman Limited Partnership is PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.

(13)       These 20 persons include all current members of the Board and all current executive officers of the Company.

2012 STOCKHOLDER PROPOSALS

In order for a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the 2012 annual meeting of stockholders, the proposal must be received at the Company’s offices no later than January 24, 2012. Rule 14a-8 of the SEC contains standards as to what stockholder proposals are required to be included in a proxy statement. With respect to proposals submitted by a stockholder other than for inclusion in the Company’s 2012 proxy statement and related form of proxy, timely notice of any stockholder proposal must be received by the Company in accordance with the Company’s Amended and Restated By-laws and the Company’s rules and regulations no earlier than January 24, 2012 and no later than February 3, 2012. Any proxies solicited by the Board for the 2012 annual meeting may confer discretionary authority to vote on any proposals notice of which is not timely received.

Any stockholder who wishes to submit a stockholder proposal should send it to our principal executive offices at Six Flags Entertainment Corporation, 924 Avenue J East, Grand Prairie, Texas 75050, Attention: Secretary.

OTHER MATTERS

The Board does not know of any other matters that are likely to be presented for consideration at the Annual Meeting. Should any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

WALTER S. HAWRYLAK
Secretary

Grand Prairie, Texas
March [•], 2011

Appendix A

SIX FLAGS ENTERTAINMENT CORPORATION EMPLOYEE STOCK PURCHASE PLAN

The Six Flags Entertainment Corporation Employee Stock Purchase Plan is comprised of the following two subplans as set forth below: the Six Flags Entertainment Corporation U.S. Employee Stock Purchase Plan and the Six Flags Entertainment Corporation International Employee Stock Purchase Plan.

A total of 500,000 shares of Common Stock of Six Flags Entertainment Corporation are available under the Six Flags Entertainment Corporation Employee Stock Purchase Plan comprised of the Six Flags Entertainment Corporation U.S. Employee Stock Purchase Plan and the Six Flags Entertainment Corporation International Employee Stock Purchase Plan. Such number of shares is subject to adjustment as set forth in Section X(f) of each subplan.  Shares of Common Stock to be issued under the Six Flags Entertainment Corporation Employee Stock Purchase Plan may be either authorized and unissued shares, treasury shares or shares of Common Stock purchased on the open market.

SIX FLAGS ENTERTAINMENT CORPORATION
U.S. EMPLOYEE STOCK PURCHASE PLAN

I.              Purpose of the Plan

The purpose of the Six Flags Entertainment Corporation U.S. Employee Stock Purchase Plan (the “Plan”) is to provide an opportunity for employees of Six Flags Entertainment Corporation (the “Company”) and its Participating Subsidiaries to purchase Common Stock through payroll deductions.  It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under section 423 of the Code.  The provisions of this Plan, accordingly, shall be construed in a manner consistent with the requirements of that section of the Code.

II.            Definitions

Certain terms used in this Plan have the meanings set forth in Appendix I.

III.           Participation in the Plan

The individuals who shall be eligible to receive grants of Purchase Rights under an Offering shall be all Employees of the Company or of any Participating Subsidiary who are so employed by the Company or Participating Subsidiary on the Grant Date of such Offering; provided, however, that no individual shall be eligible to effect a purchase under an Offering if immediately thereafter and after giving effect thereto, the aggregate value or voting power of all shares of stock of the Company and any Subsidiary then owned by such individual, either directly or indirectly, within the meaning of the applicable sections of the Code and including all shares of stock with respect to which such individual holds options, would equal or exceed in the aggregate 5% of the total value or combined voting power of all classes of stock of the Company or any Subsidiary.

IV.                                Stock

(a)           The stock subject to an Offering shall be authorized but unissued shares of Common Stock, issued shares of Common Stock held in the Company’s treasury or shares of Common Stock purchased on the open market.  Subject to adjustment in accordance with the provisions described under Section X(f) below, the total number of shares of Common Stock which may be the subject of Offerings under the Plan shall not exceed in the aggregate 500,000 shares.  Accordingly, the number of shares of Common Stock authorized under the Plan is 500,000 shares of Common Stock less the number of shares of Common Stock issued pursuant to the Six Flags Entertainment Corporation International Employee Stock Purchase Plan.  If any Purchase Rights granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Rights shall again become available for the Six Flags Entertainment Corporation Employee Stock Purchase Plan.  If on a given Purchase Date, the number of shares of Common Stock with respect to which Purchase Rights are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Committee shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as shall be practical and as it shall determine to be equitable.

(b)           In the event that any shares of Common Stock, which are the subject of an Offering, are not purchased, such unpurchased shares of Common Stock may again be available for subsequent Offerings.

V.                                    Number of Shares That an Employee May Purchase.

(a)           An eligible Employee may elect to purchase through payroll deductions under an Offering a number of whole shares of Common Stock determined by the Committee from time to time.

(b)           The number of whole shares of Common Stock that a participating Employee may purchase on the Purchase Date shall be determined by dividing such Employee’s contributions accumulated prior to such Purchase Date and retained in such Employee’s Account as of the Purchase Date by the applicable purchase price; provided, however, that such purchase shall be subject to the limitations set forth in this Section V.

(c)           In no event may any Employee purchase more than 10,000 shares of Common Stock on any Purchase Date.

(d)           Notwithstanding the foregoing provisions of the Plan and to the extent required by section 423 of the Code, no eligible Employee may elect to purchase under Offerings in any single calendar year a number of whole shares of Common Stock which, together with all other shares in the Company and Subsidiaries which the Employee may be entitled to purchase in such year pursuant to an Offering and under any other employee stock purchase plan, as defined in section 423 of the Code, has an aggregate fair market value (measured in each case as of the Grant Date) in excess of $25,000 and any payments made by an Employee in excess of this limitation shall be returned to the Employee in accordance with procedures established by the Committee.

VI.                                Enrollment

(a)           An eligible Employee may enroll in the Plan for any Offering Period by completing a subscription agreement and any other information required by the Committee and submitting them in the form and manner and in accordance with procedures designated by the Committee.

(b)           Unless otherwise determined by the Committee, payroll deductions in respect of an Offering shall commence on the first full payroll period beginning on or after the Grant Date of such Offering and shall end on the last payroll period ending prior to the Purchase Date of such Offering, unless sooner terminated by the participating Employee as provided in Section IX.

(c)           Unless otherwise determined by the Committee, the enrollment election and the designated rate of payroll deduction shall continue for future Offering Periods unless the eligible Employee changes or cancels the enrollment election or designated rate of payroll deduction in accordance with procedures established by the Committee.

VII.                            Method of Payment of Contributions

(a)           A participating Employee shall elect to have payroll deductions made on each payday during the Offering in whole percentages from one percent (1%) to, and not exceeding, ten percent (10%) of such participating Employee’s Compensation during the Offering.  All payroll deductions made by a participating Employee shall be credited to his or her Account under the Plan.  A participating Employee may not make any additional payments into such Account.

(b)           A participating Employee may discontinue his or her participation in the Plan as provided in Section IX or as otherwise provided by the Committee.

(c)           Notwithstanding the foregoing, to the extent necessary to comply with section 423(b)(8) of the Code and Section V hereof, the Company may cause a participant’s payroll deductions to be decreased in respect of an Offering year to zero percent (0%).

VIII.                        Exercise of Purchase Rights

Unless a participating Employee withdraws from the Plan as provided in Section IX, his or her right to purchase whole shares in any Offering will be exercised automatically on each Purchase Date of an Offering, and the maximum number of whole shares subject to the Purchase Right will be purchased at the applicable purchase price with the accumulated contributions in his or her Account.

IX.                                Voluntary Withdrawals; Termination of Employment

(a)           A participating Employee may withdraw all but not less than all the contributions credited to his or her Account under the Plan prior to the Purchase Date of an Offering in accordance with procedures established by the Committee by notifying the Committee in the form and manner designated by the Committee.  All of the participating Employee’s contributions credited to his or her Account will be paid to him or her not later than sixty (60) days after receipt of his or her notice of withdrawal and his or her Purchase Right for the then current Offering will be automatically terminated, and no further contributions for the purchase of Common Stock will be permitted or made during the Offering Period.

(b)           Upon termination of the participating Employee’s Continuous Status as an Employee prior to the Purchase Date of an Offering for any reason, whether voluntary or involuntary, including retirement or death, the contributions credited to his or her Account will be returned to him or her or, in the case of his or her death, to the Employee’s estate, and his or her Purchase Right will be automatically terminated.

(c)           A participating Employee’s withdrawal from an Offering will not have any effect upon his or her eligibility to participate in a succeeding Offering or in any similar plan that may hereafter be adopted by the Company.

X.                                    Terms and Conditions of Offerings

(a)          General

The Offerings shall be in such form as the Committee shall from time to time approve, and shall contain such terms and conditions as the Committee shall prescribe not inconsistent with the Plan.

(b)          Purchase Price

The purchase price per share will be established by the Committee for each Offering but in no event will the purchase price per share be less than the lesser of: (1) 90% of the Fair Market Value of a share of Common Stock on the Grant Date or (2) 90% of the Fair Market Value of a share of Common Stock on the Purchase Date.

(c)           Term of Offerings

Each Offering shall commence on the Grant Date and terminate, subject to earlier termination by the Committee, on the Purchase Date.

(d)          Employee’s Purchase Directions

Each Offering shall provide that the participating Employee at the conclusion of the Offering Period may purchase all of the whole shares purchasable in such Offering with the contributions credited to such Employee’s Account unless such Employee shall, in the manner provided for in the Offering, notify the Committee as set forth in Section IX that the Employee does not desire to purchase any of such shares.

(e)           Change-in-Control

Upon a Change-in-Control, the Purchase Date shall be deemed to have occurred immediately prior to such Change-in-Control and, unless an Employee shall have withdrawn from the Plan as provided in Section IX, all then outstanding Purchase Rights shall be deemed to have been exercised on such Purchase Date as provided in Section VIII.

(f)            Adjustments

In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affects the Common Stock such that an adjustment is required in order to preserve or prevent an enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of (1) the number and kind of shares which thereafter may be made the subject of Offerings under the Plan, (2) the number and kind of shares subject to outstanding Offerings and (3) the purchase price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a person who has outstanding Purchase Rights provided, however, that the number of shares subject to any such Purchase Rights shall always be a whole number.

Without limitation on the preceding provisions, in the event of any corporate transaction, the Committee may make such adjustment it deems appropriate to prevent dilution or enlargement of rights in the number and class of Common Stock which may be delivered under the Plan, in the number, class of or price of Common Stock available for purchase under the Plan and in the number of Common Stock which an Employee is entitled to purchase and any other adjustments it deems appropriate.  Without limiting the Committee’s authority under this Plan, in the event of any transaction, the Committee may elect to have the Purchase Rights hereunder assumed or such Purchase Rights substituted by a successor entity, to terminate all outstanding Purchase Rights either prior to their expiration or upon completion of the purchase of Common Stock on the next Purchase Date, to shorten the Offering Period by setting a new Purchase Date or to take such other action deemed appropriate by the Committee.

(g)          Assignability

Purchase Rights granted under the Plan to an Employee may not be exercised other than by the Employee.  Any rights with respect to the exercise of a Purchase Right or to receive Common Stock under the Plan may not be assigned, transferred, pledged, or otherwise disposed of in any way by the Employee other than by will or the laws of descent and distribution.  Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Committee may treat such act as an election to withdraw from the Plan in accordance with Section IX.

(h)          Employee’s Agreement

If, at the time of the purchase of shares which are covered by Purchase Rights under an Offering, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Employee purchasing such shares shall agree that such Employee will purchase such shares for investment and not with any present intention to resell the same, the Employee will, upon the request of the Company, execute and deliver to the Company an agreement to such effect.  The Company may also require that a legend setting forth such investment intention be stamped or otherwise written on the certificates for shares purchased pursuant to the Plan.

(i)           Rights as a Stockholder

An Employee who has been granted Purchase Rights hereunder shall have no rights as a stockholder with respect to shares covered by such Purchase Rights until the date of the issuance of the shares to the Employee.  No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.  For purposes of the Plan, the Company, in lieu of the issuance of certificates, may utilize a book entry account system for recording ownership of shares of Common Stock, subject to the rules generally applicable to such system.

(j)            Interest

No interest shall accrue on payroll deductions made under or pursuant to the Plan or any Offering hereunder.

(k)          Administrative Assistance

If the Committee in its discretion so elects, it may retain a brokerage firm, bank, or other financial institution to assist in the purchase of Common Stock, delivery of reports, or other administrative aspects of the Plan.  If the Committee so elects, each Employee shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution.  Common Stock purchased by an Employee under the Plan shall be held in the account in the Employee’s name, or if the Employee so indicates in the enrollment form and if permitted by the Committee, in the Employee’s name together with the name of his or her spouse in joint tenancy with right of survivorship or spousal community property, or in certain forms of trust approved by the Committee.

(l)           Treatment of Non-U.S. Employees

Employees who are employed by non-U.S. Participating Subsidiaries, who are paid in foreign currency, and who contribute foreign currency to the Plan through contributions or payroll deductions will have such contributions converted to U.S. dollars.  The exchange rate and method for such conversion will be determined as prescribed by the Committee.  In no event will any procedure implemented for dealing with exchange rate fluctuations that may occur during an Offering Period result in a purchase price below the purchase price permitted under Section X(b) of the Plan.  Each Employee shall bear the risk of any currency exchange fluctuations (if applicable) between the date on which any Employee contributions are converted to U.S. dollars and the following Purchase Date.

(m)          Withholding

The Company or any Participating Subsidiary shall have the power and the right to deduct or withhold, or require an Employee to remit to the Company or any Participating

Subsidiary, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

(n)          Equal Rights and Privileges

All eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of section 423 or any successor provision of the Code and the related regulations.  Notwithstanding the express terms of the Plan, any provision of the Plan which is inconsistent with section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Committee be reformed to comply with the requirements of section 423 of the Code.  This Section X(n) shall take precedence over all other provisions in the Plan.

(o)          No Right of Employment

Neither the grant nor the exercise of any Purchase Rights under this Plan nor anything in this Plan shall impose upon the Company or any Participating Subsidiary any obligation to employ or continue to employ any Employee.  The right of the Company or a Participating Subsidiary to terminate any Employee shall not be diminished or affected because any Purchase Rights have been granted to such Employee.

(p)          Notification Obligations

If an Employee or former Employee sells, transfers, or otherwise makes a disposition of shares of Common Stock purchased pursuant to an Offering under the Plan if such Employee or former Employee is subject to United States federal income tax, then such Employee or former Employee shall notify the Company or a Participating Subsidiary in writing of such sale, transfer or other disposition within three (3) days of the consummation of such sale, transfer, or other disposition.  Without limitation on the Employee’s or former Employee’s ability to sell, transfer or otherwise make a disposition of shares of Common Stock and without limitation on Section XI, Employees and former Employees must maintain any shares of Common Stock purchased pursuant to an Offering under the Plan within two (2) years after the Grant Date with respect to such Purchase Right and within one (1) year after the date such shares of Common Stock were transferred to the Employee at the broker designated by the Committee, unless the Committee determines otherwise.

XI.                                Administration of the Plan

The Committee shall administer the Plan.  The Committee shall have the authority to delegate duties to officers or employees of the Company or Participating Subsidiaries.

The Committee shall have the full and exclusive discretionary authority to construe and interpret the Plan and Purchase Rights granted under it; to establish, amend, and revoke rules and regulations for administration of the Plan (including, without limitation, the determination and change of Offering Periods and payment procedures, the requirement that Common Stock be held by a specified broker, and the establishment of the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars); to determine all questions of eligibility, disputed claims and policy that may arise in the administration of the Plan; to make any changes to the Plan or its operations to reduce or eliminate any unfavorable legal, accounting or other consequences to the extent deemed appropriate by the Committee; and, generally, to exercise such powers and perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company, including, but not limited to, designating from time to time which Subsidiaries of the Company shall be Participating Subsidiaries.  The Committee’s determinations as to the interpretation and operation of this Plan shall be final and conclusive and each action of the Committee shall be binding on all persons, including the Company, its stockholders and its employees.

In exercising the powers described in the foregoing paragraph, the Committee may adopt special or different rules for the operation of the Plan including, but not limited to, rules which allow employees of any foreign Subsidiary to participate in, and enjoy the tax benefits offered by, the Plan; provided that such rules shall not result in any grantees of Purchase Rights having different rights and/or privileges under the Plan in violation of section 423 of the Code nor otherwise cause the Plan to fail to satisfy the requirements of section 423 of the Code and the regulations thereunder.

In the case of Employees employed by a Participating Subsidiary, the Committee may provide for shares of Common Stock of Six Flags Entertainment Corporation to be sold through the Participating Subsidiary to such Employees, to the extent consistent with section 423 of the Code.

XII.                            Amendments and Termination

The Plan is wholly discretionary in nature.  As such, the Board may, in its sole discretion, from time to time alter, amend, suspend,  discontinue or terminate the Plan or alter or amend any and all Purchase Rights or terminate any Offering; provided, however, that no such action of the Board may, without the approval of the stockholders, make any amendment for which stockholder approval is necessary to comply with any tax or regulatory requirement with which the Committee has determined it is necessary or advisable to have the Company comply.  Subject to the limitations in this Section XII relating to stockholder approval, the Committee may, in its sole discretion, make such amendment or modification to the Plan or any Purchase Rights granted hereunder as is necessary or desirable to comply with, or effectuate administration of, the Plan including, without limitation, under the laws, rules or regulations of any foreign jurisdiction, the laws of which may be applicable to the Plan or its participants hereunder.

If the Plan is terminated, the Committee may elect to terminate all outstanding Purchase Rights either prior to their expiration or upon completion of the purchase of Common Stock on the next Purchase Date.  If the Purchase Rights are terminated prior to expiration and before a Purchase Date, all funds accumulated as of the date the Purchase Rights are terminated shall be returned to the Employees as soon as administratively feasible.

XIII.                        Eligible Employees in Other Countries

Without amending the Plan, the Committee may grant rights or establish other procedures to provide benefits to eligible Employees of Participating Subsidiaries with non-U.S. employees on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable (a) to comply with provisions of the laws or regulations or conform to the requirements to operate the Plan in a qualified or tax or accounting advantageous manner in other countries or jurisdictions in which the Company or any Participating Subsidiary may operate or have employees, (b) to ensure the viability of the benefits from the Plan to eligible Employees employed in such countries or jurisdictions and (c) to meet the objectives of the Plan.  Notwithstanding anything to the contrary herein, any such actions taken by the Committee with respect to eligible Employees of any Participating Subsidiary may be treated as a subplan outside of an “employee stock purchase plan” under section 423 of the Code and not subject to the requirements of section 423 set forth in the Code and this Plan.

XIV.                       Application of Funds

The proceeds received by the Company from the sale of the Common Stock pursuant to an Offering will be used for general corporate purposes.  Accounts under the Plan are purely book-keeping entries.  All Employee contributions may be used by the Company for any purpose and the Company shall have no obligation to segregate funds.

XV.                           Effective Date

This Plan was adopted by the Board on September 15, 2010, subject to stockholder approval.  No Purchase Date shall occur prior to stockholder approval of the Plan.  If the stockholders of the Company do not approve the Plan within one year of its adoption, then any contributions from Employees shall be returned to such Employees and the Plan shall cease to exist.

XVI.                       Governing Law

The Plan and all Offerings shall be construed in accordance with and governed by the laws of Delaware without regard to the choice of law rules thereunder.

APPENDIX I

“Account” means a recordkeeping account maintained for an Employee to which Employee payroll deductions, if applicable, are credited.

“Board” means the Company’s Board of Directors.

“Change in Control” means:

(i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding (1) any employee benefit plan of the Company and (2) any Permitted Holder (as defined in the Exit Facility (as defined in the Company’s Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated as of April 1, 2010, as the same may be further amended or modified)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only through the passage of time), directly or indirectly, of more than thirty-five percent (35%) of the voting stock of the Company;

(ii) any transaction, including without limitation any merger, consolidation, tender offer or other transaction (whether effected by the Company or by any other person) or any action (such as a deregistration or delisting of the securities of the Company) taken by the Company or any of its affiliates, the result of which is, in either case, that (1) the Company is no longer a reporting company under the Exchange Act, or (2) the Company Stock is no longer listed on a national securities exchange;

(iii) at any time, the Continuing Directors (as defined below) cease for any reason to constitute at least a majority of the Board;

(iv) a direct or indirect sale or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or

(v) any merger, consolidation or like business combination or reorganization of the Company, the consummation of which would result in either (x) the occurrence of any event described in clause (i) above, or (y) the voting securities of the Company outstanding immediately prior to the consummation of such merger, consolidation or like business combination or reorganization not representing (either by remaining outstanding or by being converted into voting securities of the applicable surviving or other entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving or other entity outstanding immediately after such merger, consolidation or like business combination or reorganization.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Board’s Compensation Committee or such other committee designated by the Board or the Board’s Compensation Committee to administer the Plan.

“Common Stock” means the common shares, $0.025 par value, of the Company.

“Company” means Six Flags Entertainment Corporation, a Delaware corporation.

“Compensation” means annual base salary during an Offering Period and does not include any bonus, severance or overtime payment, disability payment, contributions to an employee benefit plan (other than elective contributions from base salary) or other similar payment or contribution.

“Continuing Directors” means, as of any date of determination, any member of the Board who (i) was a member of the Board on the date the Plan was adopted by the Board or (ii) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.

“Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee.  Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave, (ii) military leave, (iii) any other leave of absence approved by the Company, provided that such leave is for a period of not more than  three (3) months, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time, or (iv) in the case of transfers between locations of the Company or between the Company and its Participating Subsidiaries.

“Employee” means any person, including an officer, who is an employee of the Company or one of its Participating Subsidiaries for tax purposes, excluding those persons whose customary employment is 20 hours or less per week or for five months or less in any calendar year.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean on any date, with respect to a share of Common Stock, the closing price of a share of Common Stock on the New York Stock Exchange, the American Stock Exchange, NASDAQ or such other stocks exchange as the Company Stock is then listed for trading (and, if none, as determined by the Committee in good faith based on relevant facts and circumstances).

“Grant Date” means the first Trading Day of each Offering Period of the Plan.

“Offering” means the grant of Purchase Rights under the Plan.

“Offering Period” means the period of an Offering beginning on the Grant Date and ending on the Purchase Date.

“Participating Subsidiary” means the Subsidiaries that have been designated by the Committee or the Board from time to time in its sole discretion as eligible to participate in one or more Offerings under the Plan.

“Purchase Date” means the last Trading Day of an Offering Period as designated by the Committee, which, in any event, shall not be more than twenty-seven (27) months after the Grant Date.

“Purchase Rights” means rights to purchase shares of Common Stock under the Plan on the terms or conditions set forth herein and as determined by the Committee as provided hereunder.

“Subsidiary” means any company, partnership or other entity in an unbroken chain of companies, partnerships or other entities beginning with (and including) the Company in which each company, partnership or other entity, other than the last company, partnership or other entity, in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock (or partnership or other interests in the case of a partnership or other entity) in one of the other companies in such chain.

“Trading Day” means a day on which the New York Stock Exchange or other alternative exchange or service on which the Common Stock is traded, listed or quoted is open for trading.

SIX FLAGS ENTERTAINMENT CORPORATION

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

I.              Purpose of the Plan

The purpose of the Six Flags Entertainment Corporation International Employee Stock Purchase Plan (the “Plan”) is to provide an opportunity for employees of Six Flags Entertainment Corporation (the “Company”) and its Participating Subsidiaries to purchase Common Stock through payroll deductions.

II.            Definitions

Certain terms used in this Plan have the meanings set forth in Appendix I.

III.           Participation in the Plan

The individuals who shall be eligible to receive grants of Purchase Rights under an Offering shall be all Employees of the Company or of any Participating Subsidiary who are so employed by the Company or Participating Subsidiary on the Grant Date of such Offering; provided, however, that no individual shall be eligible to effect a purchase under an Offering if immediately thereafter and after giving effect thereto, the aggregate value or voting power of all shares of stock of the Company and any Subsidiary then owned by such individual, either directly or indirectly, and including all shares of stock with respect to which such individual holds options, would equal or exceed in the aggregate 5% of the total value or combined voting power of all classes of stock of the Company or any Subsidiary.

IV.           Stock

(a)           The stock subject to an Offering shall be authorized but unissued shares of Common Stock, issued shares of Common Stock held in the Company’s treasury or shares of Common Stock purchased on the open market.  Subject to adjustment in accordance with the provisions described under Section X(f) below, the total number of shares of Common Stock which may be the subject of Offerings under the Six Flags Entertainment Corporation Employee Stock Purchase Plan shall not exceed in the aggregate 500,000 shares.  Accordingly, the number of shares of Common Stock authorized under the Plan is 500,000 shares of Common Stock less the number of shares of Common Stock issued pursuant to the Six Flags Entertainment Corporation U.S. Employee Stock Purchase Plan.  If any Purchase Rights granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Rights shall again become available for the Six Flags Entertainment Corporation Employee Stock Purchase Plan.  If on a given Purchase Date, the number of shares of Common Stock with respect to which Purchase Rights are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Committee shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as shall be practical and as it shall determine to be equitable.

(b)           In the event that any shares of Common Stock, which are the subject of an Offering, are not purchased, such unpurchased shares of Common Stock may again be available for subsequent Offerings.

V.            Number of Shares That an Employee May Purchase.

(a)           An eligible Employee may elect to purchase through payroll deductions under an Offering a number of whole shares of Common Stock determined by the Committee from time to time.

(b)           The number of whole shares of Common Stock that a participating Employee may purchase on the Purchase Date shall be determined by dividing such Employee’s contributions accumulated prior to such Purchase Date (less deductions made to satisfy taxes, domestic or foreign, required by law or regulation to be withheld) and retained in such Employee’s Account as of the Purchase Date by the applicable purchase price; provided, however, that such purchase shall be subject to the limitations set forth in this Section V.

(c)           In no event may any Employee purchase more than 10,000 shares of Common Stock on any Purchase Date.

(d)           Notwithstanding the foregoing provisions of the Plan, no eligible Employee may elect to purchase under Offerings in any single calendar year a number of whole shares of Common Stock which, together with all other shares in the Company and Subsidiaries which the Employee may be entitled to purchase in such year pursuant to an Offering and under any other employee stock purchase plan has an aggregate fair market value (measured in each case as of the Grant Date) in excess of $25,000 and any payments made by an Employee in excess of this limitation shall be returned to the Employee in accordance with procedures established by the Committee.

VI.           Enrollment

(a)           An eligible Employee may enroll in the Plan for any Offering Period by completing a subscription agreement and any other information required by the Committee and submitting them in the form and manner and in accordance with procedures designated by the Committee.

(b)           Unless otherwise determined by the Committee, payroll deductions in respect of an Offering shall commence on the first full payroll period beginning on or after the Grant Date of such Offering and shall end on the last payroll period ending prior to the Purchase Date of such Offering, unless sooner terminated by the participating Employee as provided in Section IX.

(c)           Unless otherwise determined by the Committee, the enrollment election and the designated rate of payroll deduction shall continue for future Offering Periods unless the eligible Employee changes or cancels the enrollment election or designated rate of payroll deduction in accordance with procedures established by the Committee.

VII.         Method of Payment of Contributions

(a)           A participating Employee shall elect to have payroll deductions made on each payday during the Offering in whole percentages from one percent (1%) to, and not exceeding, ten percent (10%) of such participating Employee’s Compensation during the Offering.  All payroll deductions made by a participating Employee shall be credited to his or her Account under the Plan.  A participating Employee may not make any additional payments into such Account.

(b)           A participating Employee may discontinue his or her participation in the Plan as provided in Section IX or as otherwise provided by the Committee.

(c)           The accumulated contributions in a participating Employee’s Account will first be used to satisfy taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event resulting from such Employee’s participation in the Plan.

(d)           Notwithstanding the foregoing, to the extent necessary to comply with Section V(d) hereof, the Company may cause a participant’s payroll deductions to be decreased in respect of an Offering year to zero percent (0%).

VIII.        Exercise of Purchase Rights

Unless a participating Employee withdraws from the Plan as provided in Section IX, his or her right to purchase whole shares in any Offering will be exercised automatically on each Purchase Date of an Offering, and the maximum number of whole shares subject to the Purchase Right will be purchased at the applicable purchase price with the accumulated contributions in the Employee’s Account after deductions made to satisfy taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event resulting from such Employee’s participation in the Plan.

IX.           Voluntary Withdrawals; Termination of Employment

(a)           A participating Employee may withdraw all but not less than all the contributions credited to his or her Account under the Plan prior to the Purchase Date of an Offering in accordance with procedures established by the Committee by notifying the Committee in the form and manner designated by the Committee.  All of the participating Employee’s contributions credited to his or her Account will be paid to him or her not later than sixty (60) days after receipt of his or her notice of withdrawal and his or her Purchase Right for the then current Offering will be automatically terminated, and no further contributions for the purchase of Common Stock will be permitted or made during the Offering Period.

(b)           Upon termination of the participating Employee’s Continuous Status as an Employee prior to the Purchase Date of an Offering for any reason, whether voluntary or involuntary, including retirement or death, the contributions credited to his or her Account will be returned to him or her or, in the case of his or her death, to the Employee’s estate, and his or her Purchase Right will be automatically terminated.

(c)           A participating Employee’s withdrawal from an Offering will not have any effect upon his or her eligibility to participate in a succeeding Offering or in any similar plan that may hereafter be adopted by the Company.

X.            Terms and Conditions of Offerings

(a)          General

The Offerings shall be in such form as the Committee shall from time to time approve, and shall contain such terms and conditions as the Committee shall prescribe not inconsistent with the Plan.

(b)          Purchase Price

The purchase price per share will be established by the Committee for each Offering but in no event will the purchase price per share be less than the lesser of: (1) 90% of the Fair Market Value of a share of Common Stock on the Grant Date or (2) 90% of the Fair Market Value of a share of Common Stock on the Purchase Date.

(c)           Term of Offerings

Each Offering shall commence on the Grant Date and terminate, subject to earlier termination by the Committee, on the Purchase Date.

(d)          Employee’s Purchase Directions

Each Offering shall provide that the participating Employee at the conclusion of the Offering Period may purchase all of the whole shares purchasable in such Offering with the contributions credited to such Employee’s Account unless such Employee shall, in the manner provided for in the Offering, notify the Committee as set forth in Section IX that the Employee does not desire to purchase any of such shares.

(e)           Change-in-Control

Upon a Change-in-Control, the Purchase Date shall be deemed to have occurred immediately prior to such Change-in-Control and, unless an Employee shall have withdrawn from the Plan as provided in Section IX, all then outstanding Purchase Rights shall be deemed to have been exercised on such Purchase Date as provided in Section VIII.

(f)            Adjustments

In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affects the Common Stock such that an adjustment is required in order to preserve or prevent an enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of (1) the number and kind of shares which thereafter may be made the subject of Offerings under the Plan, (2) the number and kind of shares subject to outstanding Offerings and (3) the purchase price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a person who has outstanding Purchase Rights provided, however, that the number of shares subject to any such Purchase Rights shall always be a whole number.

Without limitation on the preceding provisions, in the event of any corporate transaction, the Committee may make such adjustment it deems appropriate to prevent dilution or enlargement of rights in the number and class of Common Stock which may be delivered under the Plan, in the number, class of or price of Common Stock available for purchase under the Plan and in the number of Common Stock which an Employee is entitled to purchase and any other adjustments it deems appropriate.  Without limiting the Committee’s authority under this Plan, in the event of any transaction, the Committee may elect to have the Purchase Rights hereunder assumed or such Purchase Rights substituted by a successor entity, to terminate all outstanding Purchase Rights either prior to their expiration or upon completion of the purchase of Common Stock on the next Purchase Date, to shorten the Offering Period by setting a new Purchase Date or to take such other action deemed appropriate by the Committee.

(g)          Assignability

Purchase Rights granted under the Plan to an Employee may not be exercised other than by the Employee.  Any rights with respect to the exercise of a Purchase Right or to receive Common Stock under the Plan may not be assigned, transferred, pledged, or otherwise disposed of in any way by the Employee other than by will or the laws of descent and distribution.  Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Committee may treat such act as an election to withdraw from the Plan in accordance with Section IX.

(h)          Employee’s Agreement

If, at the time of the purchase of shares which are covered by Purchase Rights under an Offering, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Employee purchasing such shares shall agree that such Employee will purchase such shares for investment and not with any present intention to resell the same, the Employee will, upon the request of the Company, execute and deliver to the Company an agreement to such effect.  The Company may also require that a legend setting forth such investment intention be stamped or otherwise written on the certificates for shares purchased pursuant to the Plan.

(i)           Rights as a Stockholder

An Employee who has been granted Purchase Rights hereunder shall have no rights as a stockholder with respect to shares covered by such Purchase Rights until the date of the issuance of the shares to the Employee.  No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.  For purposes of the Plan, the Company, in lieu of the issuance of certificates, may utilize a book entry account system for recording ownership of shares of Common Stock, subject to the rules generally applicable to such system.

(j)            Interest

No interest shall accrue on payroll deductions made under or pursuant to the Plan or any Offering hereunder.

(k)          Administrative Assistance

If the Committee in its discretion so elects, it may retain a brokerage firm, bank, or other financial institution to assist in the purchase of Common Stock, delivery of reports, or other administrative aspects of the Plan.  If the Committee so elects, each Employee shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution.  Common Stock purchased by an Employee under the Plan shall be held in the account in the Employee’s name, or if the Employee so indicates in the enrollment form and if permitted by the Committee, in the Employee’s name together with the name of his or her spouse in joint tenancy with right of survivorship or spousal community property, or in certain forms of trust approved by the Committee.

(l)           Treatment of Non-U.S. Employees

Employees who are employed by non-U.S. Participating Subsidiaries, who are paid in foreign currency, and who contribute foreign currency to the Plan through contributions or payroll deductions will have such contributions converted to U.S. dollars.  The exchange rate and method for such conversion will be determined as prescribed by the Committee.  Each Employee shall bear the risk of any currency exchange fluctuations (if applicable) between the date on which any Employee contributions are converted to U.S. dollars and the following Purchase Date.

(m)          Withholding

The Company or any Participating Subsidiary shall have the power and the right to deduct or withhold, or require an Employee to remit to the Company or any Participating Subsidiary, an amount sufficient to satisfy taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

(n)          No Right of Employment

Neither the grant nor the exercise of any Purchase Rights under this Plan nor anything in this Plan shall impose upon the Company or any Participating Subsidiary any obligation to employ or continue to employ any Employee.  The right of the Company or a Participating Subsidiary to terminate any Employee shall not be diminished or affected because any Purchase Rights have been granted to such Employee.

XI.           Administration of the Plan

The Committee shall administer the Plan.  The Committee shall have the authority to delegate duties to officers or employees of the Company or Participating Subsidiaries.

The Committee shall have the full and exclusive discretionary authority to construe and interpret the Plan and Purchase Rights granted under it; to establish, amend, and revoke rules and regulations for administration of the Plan (including, without limitation, the determination and change of Offering Periods and payment procedures, the requirement that Common Stock be held by a specified broker, and the establishment of the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars); to determine all questions of eligibility, disputed claims and policy that may arise in the administration of the Plan; to make any changes to the Plan or its operations to reduce or eliminate any unfavorable legal, accounting or other consequences to the extent deemed appropriate by the Committee; and, generally, to exercise such powers and perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company, including, but not limited to, designating from time to time which Subsidiaries of the Company shall be Participating Subsidiaries.  The Committee’s determinations as to the interpretation and operation of this Plan shall be final and conclusive and each action of the Committee shall be binding on all persons, including the Company, its stockholders and its employees.  The Committee may adopt special or different rules for the operation of the Plan for different Employees including, but not limited to, rules designed to accommodate the practices of the applicable jurisdiction.

XII.         Amendments and Termination

The Plan is wholly discretionary in nature.  As such, the Board may, in its sole discretion, from time to time alter, amend, suspend,  discontinue or terminate the Plan or alter or amend any and all Purchase Rights or terminate any Offering; provided, however, that no such action of the Board may, without the approval of the stockholders, make any amendment for which stockholder approval is necessary to comply with any tax or regulatory requirement with which the Committee has determined it is necessary or advisable to have the Company comply.  Subject to the limitations in this Section XII relating to stockholder approval, the Committee may, in its sole discretion, make such amendment or modification to the Plan or any Purchase Rights granted hereunder as is necessary or desirable to comply with, or effectuate administration of, the Plan including, without limitation, under the laws, rules or regulations of any foreign jurisdiction, the laws of which may be applicable to the Plan or its participants hereunder.

If the Plan is terminated, the Committee may elect to terminate all outstanding Purchase Rights either prior to their expiration or upon completion of the purchase of Common Stock on the next Purchase Date.  If the Purchase Rights are terminated prior to expiration and before a Purchase Date, all funds accumulated as of the date the Purchase Rights are terminated shall be returned to the Employees as soon as administratively feasible.

XIII.        Eligible Employees in Other Countries

Without amending the Plan, the Committee may grant rights or establish other procedures to provide benefits to eligible Employees of Participating Subsidiaries with non-U.S. employees on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable (a) to comply with provisions of the laws or regulations or conform to the requirements to operate the Plan in a qualified or tax or accounting advantageous manner in other countries or jurisdictions in which the Company or any Participating Subsidiary may operate or have employees, (b) to ensure the viability of the benefits from the Plan to eligible Employees employed in such countries or jurisdictions and (c) to meet the objectives of the Plan.

XIV.        Application of Funds

The proceeds received by the Company from the sale of the Common Stock pursuant to an Offering will be used for general corporate purposes.  Accounts under the Plan are purely book-keeping entries.  All Employee contributions may be used by the Company for any purpose and the Company shall have no obligation to segregate funds.

XV.         Effective Date

This Plan was adopted by the Board on September 15, 2010, subject to stockholder approval.  No Purchase Date shall occur prior to stockholder approval of the Plan.  If the stockholders of the Company do not approve the Plan within one year of its adoption, then any contributions from Employees shall be returned to such Employees and the Plan shall cease to exist.

XVI.        Governing Law

The Plan and all Offerings shall be construed in accordance with and governed by the laws of Delaware without regard to the choice of law rules thereunder.

APPENDIX I

“Account” means a recordkeeping account maintained for an Employee to which Employee payroll deductions, if applicable, are credited.

“Board” means the Company’s Board of Directors.

“Change in Control” means:

(i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding (1) any employee benefit plan of the Company and (2) any Permitted Holder (as defined in the Exit Facility (as defined in the Company’s Modified Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated as of April 1, 2010, as the same may be further amended or modified)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only through the passage of time), directly or indirectly, of more than thirty-five percent (35%) of the voting stock of the Company;

(ii) any transaction, including without limitation any merger, consolidation, tender offer or other transaction (whether effected by the Company or by any other person) or any action (such as a deregistration or delisting of the securities of the Company) taken by the Company or any of its affiliates, the result of which is, in either case, that (1) the Company is no longer a reporting company under the Exchange Act, or (2) the Company Stock is no longer listed on a national securities exchange;

(iii) at any time, the Continuing Directors (as defined below) cease for any reason to constitute at least a majority of the Board;

(iv) a direct or indirect sale or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or

(v) any merger, consolidation or like business combination or reorganization of the Company, the consummation of which would result in either (x) the occurrence of any event described in clause (i) above, or (y) the voting securities of the Company outstanding immediately prior to the consummation of such merger, consolidation or like business combination or reorganization not representing (either by remaining outstanding or by being converted into voting securities of the applicable surviving or other entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving or other entity outstanding immediately after such merger, consolidation or like business combination or reorganization.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Board’s Compensation Committee or such other committee designated by the Board or the Board’s Compensation Committee to administer the Plan.

“Common Stock” means the common shares, $0.025 par value, of the Company.

“Company” means Six Flags Entertainment Corporation, a Delaware corporation.

“Compensation” means annual base salary during an Offering Period and does not include any bonus, severance or overtime payment, disability payment, contributions to an employee benefit plan (other than elective contributions from base salary) or other similar payment or contribution.

“Continuing Directors” means, as of any date of determination, any member of the Board who (i) was a member of the Board on the date the Plan was adopted by the Board or (ii) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.

“Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee.  Continuous Status as an Employee shall not be considered interrupted in the case of (i) sick leave, (ii) military leave, (iii) any other leave of absence approved by the Company, provided that such leave is for a period of not more than  three (3) months, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time, or (iv) in the case of transfers between locations of the Company or between the Company and its Participating Subsidiaries.

“Employee” means any person, including an officer, who is an employee of the Company or one of its Participating Subsidiaries for tax purposes, excluding those persons whose customary employment is 20 hours or less per week or for five months or less in any calendar year.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean on any date, with respect to a share of Common Stock, the closing price of a share of Common Stock on the New York Stock Exchange, the American Stock Exchange, NASDAQ or such other stocks exchange as the Company Stock is then listed for trading (and, if none, as determined by the Committee in good faith based on relevant facts and circumstances).

“Grant Date” means the first Trading Day of each Offering Period of the Plan.

“Offering” means the grant of Purchase Rights under the Plan.

“Offering Period” means the period of an Offering beginning on the Grant Date and ending on the Purchase Date.

“Participating Subsidiary” means the Subsidiaries that have been designated by the Committee or the Board from time to time in its sole discretion as eligible to participate in one or more Offerings under the Plan.

“Purchase Date” means the last Trading Day of an Offering Period as designated by the Committee, which, in any event, shall not be more than twenty-seven (27) months after the Grant Date.

“Purchase Rights” means rights to purchase shares of Common Stock under the Plan on the terms or conditions set forth herein and as determined by the Committee as provided hereunder.

“Subsidiary” means any company, partnership or other entity in an unbroken chain of companies, partnerships or other entities beginning with (and including) the Company in which each company, partnership or other entity, other than the last company, partnership or other entity, in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock (or partnership or other interests in the case of a partnership or other entity) in one of the other companies in such chain.

“Trading Day” means a day on which the New York Stock Exchange or other alternative exchange or service on which the Common Stock is traded, listed or quoted is open for trading.